Exhibit 4.2

SEA CONTAINERS LTD.,
Issuer,

and

THE BANK OF NEW YORK,
Trustee

INDENTURE

Dated as of __________, 2003

$_______________

13% Senior Notes

due 2006

i

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.	Disclosure of Names and Addresses of Holders.
Section 702.	Reports by Trustee.
Section 703.	Reports by Company.

ARTICLE EIGHT

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.	Company May Consolidate, Etc., Only on Certain Terms.
Section 802.	Successor Substituted.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.	Supplemental Indentures Without Consent of Holders.
Section 902.	Supplemental Indentures With Consent of Holders.
Section 903.	Execution of Supplemental Indentures.
Section 904.	Effect of Supplemental Indentures.
Section 905.	Conformity with Trust Indenture Act.
Section 906.	Reference in Senior Notes to Supplemental Indentures.

ARTICLE TEN

COVENANTS

Section 1001.	Payment of Principal, Premium, Interest and Additional Amounts.
Section 1002.	Maintenance of Office or Agency.
Section 1003.	Money for Senior Note Payments to Be Held in Trust; Designation of Paying Agent.
Section 1004.	Corporate Existence.
Section 1005.	Payment of Taxes and Other Claims.
Section 1006.	Maintenance of Properties.
Section 1007.	Limitation on Indebtedness.
Section 1008.	Limitation on Restricted Payments.
Section 1009.	Restrictions on Liens.
Section 1010.	Limitation on Sale and Leaseback Transactions.
Section 1011.	Transactions with Affiliates.
Section 1012.	Limitation on Subsidiary Indebtedness.
Section 1013.	Restriction on Preferred Shares of Subsidiaries.
Section 1014.	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

Section 1015.	Purchase of Senior Notes upon Change of Control.
Section 1016.	Disposition of Proceeds of Asset Sales.
Section 1017.	Conduct of Business.
Section 1018.	Maintenance of Consolidated Tangible Net Worth.
Section 1019.	Statement as to Compliance; Notice of Default; Reporting Requirements.
Section 1020.	Waiver of Certain Covenants.
Section 1021.	Termination of Certain Covenants.

ARTICLE ELEVEN

REDEMPTION OF SENIOR NOTES

Section 1101.	Right of Redemption; Optional Tax Redemption.
Section 1102.	Applicability of Article.
Section 1103.	Election to Redeem; Notice to Trustee.
Section 1104.	Selection by Trustee of Senior Notes to Be Redeemed.
Section 1105.	Notice of Redemption.
Section 1106.	Deposit of Redemption Price.
Section 1107.	Senior Notes Payable on Redemption Date.
Section 1108.	Senior Notes Redeemed in Part.

ARTICLE TWELVE

DEFEASANCE

Section 1201.	Defeasance and Discharge.
Section 1202.	Conditions to Defeasance.
Section 1203.	Defeasance of Certain Obligations.
Section 1204.	Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.
Section 1205.	Reinstatement.

Exhibit A - Form of Senior Note

Reconciliation and tie between Trust Indenture Act
of 1939 and this Indenture(1)

Trust Indenture Act Section		Indenture Section
§ 310	(a)(1)	608
	(a)(2)	608
	(b)	607, 609
§ 312	(c)	701
§ 314	(a)	703
	(a)(4)	1017
	(c)(1)	103
	(c)(2)	103
	(e)	103
§ 315	(b)	601
§ 316	(a)(last sentence)	101 (“Outstanding”)
	(a)(1)(A)	502, 512
	(a)(1)(B)	513
	(b)	508
	(c)	105
§ 317	(a)(1)	503
	(a)(2)	504
§ 318	(a)	108

(1)  This reconciliation and tie shall not, for any purpose, be deemed to be part of the Indenture.

v

INDENTURE, dated as of _____________, 2003, between SEA CONTAINERS LTD., a company limited by shares incorporated in the Islands of Bermuda under the Companies (Incorporation by Registration) Act 1970 (hereinafter called the “Company”), and THE BANK OF NEW YORK, a New York banking corporation, trustee (hereinafter called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of and issuance of 13% Senior Notes due 2006 (herein called the “Senior Notes”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

All things necessary have been done to make the Senior Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, each in accordance with their respective terms.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.           Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)           the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)           all other terms used herein and not defined in this Article or in other Articles of this Indenture which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)           all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with Generally Accepted Accounting Principles;

(d)           the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Certain terms, used principally in Articles Five and Ten, are defined in those Articles.

“Additional Amounts” has the meaning set forth in Section 1001(b).

“Affiliate” means (i) any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, the Company, (ii) each executive officer or director of the Company, (iii) any spouse, immediate family member or other relative who has the same principal residence as any Person described in clause (i) or (ii) above, (iv) any trust in which any such Persons described in clauses (i) through (iii) above have a substantial beneficial interest and (v) any corporation or other organization of which any such Persons described in clauses (i) through (iv) above collectively own more than 50% of the equity of such entity.  For purposes of this definition, beneficial ownership of 10% or more of voting common equity (on a fully diluted basis) or warrants to purchase such equity (whether or not currently exercisable) of a Person shall be deemed to be control of such Person.

“Agent Members” has the meaning set forth in Section 305.

“Asset Acquisition” means (i) any capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, by the Company or any Subsidiary of the Company in any other Person, in either case, pursuant to which such Person shall become a Subsidiary or shall be merged with or into the Company or any Subsidiary or (ii) any acquisition by the Company or any Subsidiary of the Company of the assets of any Person which constitute substantially all of an operating unit or business of such Person, provided no such capital contribution or purchase or acquisition of Capital Stock or acquisition of assets shall constitute an “Asset Acquisition” unless financial statements (including, without limitation, an income statement, balance sheet and statement of cash flows) prepared and audited by accountants nationally recognized in the relevant country in accordance with the relevant accounting principles with respect to such Person, operating unit or business, are delivered to the Trustee.

“Asset Sale” means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale-leaseback) to any Person other than the Company or a Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (c) any other properties or assets of the Company or any Subsidiary of the Company other than, in the case of this clause (c), the disposition of such properties or assets in the ordinary course of business.

“Attributable Debt” means, in connection with a Sale and Leaseback Transaction occurring after the date of this Indenture, the present value (discounted at the interest rate set forth in the lease or, if none, at the interest rate set forth in the Senior Notes) of the obligations of the lessee for rental payments during the term of any lease, determined in accordance with GAAP.

“Average Life to Stated Maturity” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness (including scheduled redemption and similar payments with respect to Redeemable Capital Stock) multiplied by (b) the amount of each such principal (or redemption or similar) payment by (ii) the sum of all such principal (or redemption or similar) payments.

“Board of Directors” means the board of directors of the Company.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors or any duly authorized committee of such board, and to be in full force and effect on the date of such certification and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London are authorized or obligated by law, regulation or executive order to close.

“Capital Lease Obligation” of any Person means any obligations (including, without limitation, for the payment of rent, hire or other remuneration) of such Person and its Subsidiaries on a consolidated basis under any leases, charter parties or other arrangements conveying the right to use any property (whether real, personal or mixed) which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

“Capital Stock” of any Person means any and all shares, interests, participations, or other equivalents (however designated) of such Person’s capital stock whether now outstanding or issued after the date of this Indenture.

“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States, the United Kingdom or other governments whose securities are readily marketable in London or New York City or any agency or instrumentality thereof (provided that the full faith and credit of such government is pledged in support thereof) having maturities of not more than one year from the date of acquisition and having the highest rating from either of Standard & Poor’s Credit Market Services, a division of the McGraw-Hill Companies, or Moody’s Investors Service, Inc., (b) time deposits, certificates of deposit and bankers’ acceptances issued in London or in New York City by any commercial bank, or any subsidiary or branch thereof, which bank is of recognized standing and has, on a consolidated basis, capital, surplus and undivided profits in excess of $300,000,000 or a Moody’s Bank Credit Service rating for short-term bank deposits of at least P-2, with maturities of not more than one year from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person and having one of the top two investment ratings from either Standard & Poor’s Credit Market Services, a division of the McGraw-Hill Companies, or Moody’s Investors Service, Inc. and in each case maturing not more than 270 days after the date of acquisition by such Person and (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

“Cash Flow Coverage Ratio” for any Reference Period means the ratio of (a) SCL’s Consolidated Cash Flow for such Reference Period to (b) SCL’s Consolidated Fixed Charges for such Reference Period; provided that for purposes of calculating SCL’s Consolidated Fixed Charges, (x) Consolidated Interest Expense shall be SCL’s actual Consolidated Interest Expense during such Reference Period, adjusted by (A) increasing such actual Consolidated Interest Expense by the amount attributable to new Indebtedness Incurred at any time from the beginning of such Reference Period through the Transaction Date, on a pro forma basis as if such Indebtedness had been Incurred on the first day of such Reference Period and had been outstanding during all such Reference Period; and (B) decreasing such actual Consolidated Interest Expense by the amount attributable to any Indebtedness repaid at any time from the beginning of such Reference Period through the Transaction Date, on a pro forma basis as if such Indebtedness had been repaid on the first day of such Reference Period and had been repaid during all such Reference Period; and (y) the aggregate amount of cash dividends and other distributions paid or accrued on Included Stock shall be the amount actually paid and accrued during such Reference Period, adjusted by (A) increasing such actual amount by the amount attributable to new Included Stock issued at any time from the beginning of such Reference Period to the Transaction Date, on a pro forma basis as if such Included Stock had been issued on the first day of such Reference Period and had been outstanding during all such Reference Period; and (B) decreasing such actual amount by the amount attributable to any Included Stock repaid, redeemed or acquired or converted into Capital Stock (other than Redeemable Capital Stock) at any time from the beginning of such Reference Period through the Transaction Date, on a pro forma basis as if such Included Stock had been repaid, redeemed or acquired or converted into Capital Stock (other than Redeemable Capital Stock) on the first day of such Reference Period and had been repaid, redeemed or acquired or converted into Capital Stock (other than Redeemable Capital Stock) during all such Reference Period.  “Consolidated Cash Flow” and “Consolidated Fixed Charges” shall be calculated after giving effect on a pro forma basis for such period to any Asset Sales or Asset Acquisitions occurring during the period commencing on the first day of such period to and including the Transaction Date, as if such Asset Sale or Asset Acquisition had occurred on the first day of such period.

“Change of Control” means the occurrence of any of the following events: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 33-1/3% of the aggregate voting power of all classes of Voting Stock of the Company; (b) the

Company amalgamates or consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person amalgamates or consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of all classes of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of each class of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee company or corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under this Indenture and (ii) the holders of each class of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of each class of the Voting Stock of the surviving or transferee company or corporation immediately after such transaction; (c) at any time, individuals who constituted the Board of Directors on the date of this Indenture (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66-2/3% of the directors then still in office who were either directors on the date of this Indenture or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or (d) any order, judgment or decree shall be entered against the Company decreeing the dissolution or liquidation of the Company and shall not be discharged for a period in excess of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree has not been in effect.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.  To the extent necessary to comply with the requirements of the provisions of Sections 310 through 317 of the Trust Indenture Act as they are applicable to the Company, the term “Company” shall include any other obligor with respect to the Senior Notes for the purposes of complying with such provisions.

“Company Order” or “Company Request” means a written request or order signed in the name of the Company (i) by its President, any Executive Vice President, any Senior Vice President, or any Vice President and (ii) by its Secretary or any Assistant Secretary and delivered to the Trustee; provided, however, that such written request or order may be signed by any two of the officers listed in clause (i) above in lieu of being signed by one of such officers listed in such clause (i) and one of the officers listed in clause (ii) above.

“Consolidated Cash Flow” with respect to any period means Consolidated Net Income plus, to the extent the following were deducted in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) federal, state, local and foreign income taxes and (iii)

depreciation, amortization and other non-cash charges for such period (taken as one accounting period).

“Consolidated Fixed Charges” with respect to any period means the aggregate amount of Consolidated Interest Expense, any capitalized interest, and the aggregate amount of cash dividends and other distributions paid or accrued on Included Stock, in each case during such period.

“Consolidated Interest Expense” means, with respect to any period, without duplication, the sum of (i) the interest expense of a Person and its Subsidiaries for such period as determined in accordance with GAAP, including, without limitation, (a) any amortization of debt discount, (b) the net cost under Interest Rate Agreements (including any amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and (e) all accrued interest and (ii) the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period, as determined in accordance with GAAP.  Furthermore, in calculating “Consolidated Interest Expense”, (i) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (ii) if interest on any Indebtedness actually Incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the period; and (iii) notwithstanding clauses (i) and (ii) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Agreements, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements.  If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly Incurred or otherwise assumed such guaranteed Indebtedness; provided that no effect shall be given to any such Guaranty of Indebtedness Incurred prior to the date of this Indenture, except that any interest actually paid by the Company or any Subsidiary pursuant to any such Guaranty during the period in question shall be included in computing SCL’s Consolidated Interest Expense for such period.

“Consolidated Net Income” with respect to any period means the consolidated net income (loss), before dividends on Preferred Shares, for such period of the Company and its Subsidiaries (after deducting net income attributable to minority interests in Subsidiaries of the Company) but without giving effect to any extraordinary gain or loss or gains or losses from sales of assets (other than from sales of assets determined by the Board of Directors to be in the ordinary course of business), provided there should be excluded (i) for purposes of the covenant contained in Section 1007 hereof, but not for purposes of the covenant contained in Section 1008 hereof, the net income of any Person (other than a Subsidiary) in which the Company or any of its consolidated Subsidiaries has an interest with a third party except to the extent of the amount of dividends or distributions actually paid to the Company or a Subsidiary during such period, (ii)

for purposes of the covenant contained in Section 1008 hereof, but not for purposes of the covenant contained in Section 1007 hereof, except to the extent of the amount of dividends or distributions actually paid to the Company or one of its Subsidiaries by such Person, the net income of any Person during such period accrued prior to the date it becomes a Subsidiary of the Company or is merged into or consolidated with the Company or any of its Subsidiaries or that Person’s assets are acquired by the Company or any of its Subsidiaries and (iii) the amount of net income (if positive) of any Subsidiary which, as a result of the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to the Subsidiary, could not be distributed by such Subsidiary to the Company through the paying, making or repaying of dividends or similar distributions, inter-company loans or advances or management and similar fees.

“Consolidated Net Income Available for Restricted Payments” with respect to any period means the Consolidated Net Income for such period less dividends and other distributions made during such period on (x) Preferred Shares (including Preferred Shares constituting Redeemable Capital Stock) existing at the date of this Indenture and Preferred Shares issued to refinance such Preferred Shares as permitted by Section 1008(b)(iv) of this Indenture and (y) Redeemable Capital Stock issued subsequent to the date of this Indenture.

“Consolidated Net Worth” means at any time the sum of the liquidation value of Preferred Shares (other than Redeemable Capital Stock) and common shareholders’ equity (adjusted for foreign currency gains or losses subsequent to the December 31 Balance Sheet to the extent the net amount of such adjustments aggregates in excess of $25,000,000, as calculated in accordance with Statement of Financial Accounting Standards No. 52 of the Financial Accounting Standards Board).

“Consolidated Revenue” means for any period the total revenues of the Company and its Subsidiaries, determined in accordance with GAAP.

“Consolidated Tangible Net Worth” means at any time Consolidated Net Worth less the sum of (i) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangibles under GAAP and (ii) any write-up in the book value of any asset on the books of the Company or any Subsidiary resulting from a revaluation thereof subsequent to the date of this Indenture (other than the write-up of book value of an asset made in accordance with GAAP), all as presented on SCL’s consolidated financial statements.

“Container Assets” means all assets and property of the Company and its Subsidiaries used in the Container Business.

“Container Business” means all aspects of the business of (a) acquiring, by purchase, lease or otherwise, manufacturing, improving, using, maintaining, repairing, leasing, selling and otherwise disposing of marine and intermodal cargo containers and flat racks of all kinds, chassis for the transportation of containers and flat racks by road or railway and cranes for the handling of such containers and flat racks, (b) designing, holding, acquiring by purchase, charter or otherwise, of vessels for the transportation of such containers, flat racks and chassis by sea or on inland waterways and improving, outfitting, using, maintaining, repairing, chartering to third Persons and selling or otherwise disposing of such vessels, (c) acquiring, either alone or jointly with one or more Affiliates by purchase, lease or otherwise, real property or interests therein principally for use by the Company or any Subsidiary engaged in the Container Business as office space, terminals or facilities for the manufacturing or repairing of containers and related equipment and constructing buildings and other improvements thereon and, to the extent incidental to such principal use, the selling, leasing to third Persons or otherwise disposing of remaining unused real property and/or unused improvements thereon, (d) providing insurance against casualty risks of all kinds, and against personal liabilities for injury to third persons or their property, occurring or arising in the conduct of the business described in preceding clauses (a) through (c), (e) providing or arranging financing for the aforesaid activities and (f) activities incidental to or integrated with those mentioned above.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286.

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangements designed to protect the Company or any Subsidiary against fluctuations in currency values.

“December 31 Balance Sheet” means the consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1995, as included in the Company’s Annual Report on Form 10–K for the year ended December 31, 1995.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means The Depository Trust Company and its nominees and successors.

“Event of Default” has the meaning specified in Article Five.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer.

“Federal Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, as amended from time to time.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, as in effect as of the date of this Indenture including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Security” means a certificate that evidences all or part of the Senior Notes issued to the Depositary in accordance with Section 303 and bearing the legend set out in Exhibit A.

“Group Loan Agreements” means (i) the Loan Agreement, dated as of July 24, 1998 among the Company and certain of its Subsidiaries, as borrowers, and the Banks named therein, (ii) the Amended and Restated Indenture dated as of July 16, 2001, between The Bank of New York, as trustee, and Sea Containers SPC Ltd., and (iii) the Amended and Restated Loan Agreement dated as of July 16, 2001 between the Company and First Union National Bank, and includes any amendments, renewals, extensions or refundings of such agreements.

“Guaranty” means, as applied to any obligation, (1) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (2) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

“Holder” means the registered holder of any Senior Note.

“Included Stock” means (i) Preferred Shares (including Redeemable Capital Stock) of the Company or any of its Subsidiaries outstanding on the date of this Indenture and Preferred Shares issued to refinance such Preferred Shares as permitted by Section 1008(b)(iv) of this Indenture and (ii) Redeemable Capital Stock of the Company or any of its Subsidiaries issued after the date of this Indenture.

“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume or directly or indirectly Guaranty or otherwise in any manner become directly or indirectly liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness; provided, however, that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

“Indebtedness” of any Person means, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or bankers’ acceptances or other similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations of such Person as lessee under Capital Lease

Obligations, (v) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others Guarantied by such Person, (vii) all Redeemable Capital Stock valued at the mandatory liquidation preference or redemption price plus accrued and unpaid dividends, (viii) to the extent not otherwise included, obligations under Currency Agreements and Interest Rate Agreements and (ix) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables accrued in the ordinary course of business.

“Indenture” means this instrument as originally executed (including all exhibits and schedules hereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest” means the sum of all interest, plus any Additional Amounts payable as supplemental interest pursuant to Section 1001(b).

“Interest Payment Date” means the Stated Maturity of an installment of Interest on the Senior Notes.

“Interest Rate Agreements” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount or pursuant to any interest rate protection agreement, interest rate future, interest rate option or other interest rate hedge arrangement.

“Investment” means, directly or indirectly, any advance, loan or other extension of credit (other than a Guaranty) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others) or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by, any other Person.

“Investment Grade Ratings” has the meaning set forth in Section 1021.

“Issue Date” means ______________, 2003, the date on which the Senior Notes are originally issued under this Indenture.

“Leisure Industry Assets” means hotels and other leisure industry assets and related property owned by the Company or any of its Subsidiaries, including the stock of OEHL or any of its Subsidiaries (or any successor thereto).

“Lien” means any mortgage, charge, pledge, lien, privilege, security interest or encumbrance of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale with recourse against the seller or any Affiliate of the seller, or any agreement to give any security interest).

“Maritime Shipping and Rail Transport Businesses” means:

(a)           the Container Business;

(b)           all aspects of the maritime shipping and ferry business in lawful trades other than the Container Business, including the acquisition of the title to or the right to possess and use ships of kinds other than those designed primarily for use in the Container Business, the outfitting, furnishing, supplying, management, manning, use, operation, chartering, sale and other disposition of such ships and the acquisition, ownership, management and operation of ports and harbor facilities servicing any such ships;

(c)           the insurance business (subject to applicable statutory and regulatory limitations) related to the activities described in clause (b) above;

(d)           all aspects of the passenger and freight rail transport businesses, including the ownership, management, use, operation, leasing and sale of railroads and railroad franchises and equipment and related interests in real property, and

(e)           business and activities incidental to or integrated with the foregoing.

“Material Subsidiary” means, at any particular time, any Subsidiary of the Company that, together with the Subsidiaries of such Subsidiary, (a) accounted for more than 10% of the Consolidated Revenues of the Company and its Subsidiaries for the most recently completed fiscal year or (b) was the owner of more than 10% of the consolidated assets of the Company and its Subsidiaries as at the end of such fiscal year, all as shown on the consolidated financial statements of the Company and its Subsidiaries for such fiscal year.

“Maturity”, when used with respect to the Senior Notes, means the date on which the principal of the Senior Notes becomes due and payable as therein or herein provided, whether at Stated Maturity, on the Change of Control Purchase Date, and whether by redemption, declaration of acceleration, change of control or otherwise.

“Minimum Consolidated Tangible Net Worth” means $175,000,000.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with Generally Accepted Accounting Principles consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

“OEHL” means Orient-Express Hotels Ltd., a Bermuda company 47%-owned by the Company.

“Officers’ Certificate” means a certificate signed by (i) the President, any Executive Vice President, any Senior Vice President or any Vice President of the Company and (ii) the Secretary or any Assistant Secretary of the Company and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers listed in clause (i) above in lieu of being signed by one of such officers listed in such clause (i) and one of the officers listed in clause (ii) above.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.  Each such opinion shall include the statements provided for in Trust Indenture Act Section 314(e) to the extent applicable.

“Other Assets” means any assets and property of the Company or its Subsidiaries other than Container Assets, Passenger Transport Assets or Leisure Industry Assets.

“Outstanding” when used with respect to the Senior Notes means, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:

(a)           Senior Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)           Senior Notes, or portions thereof, for whose payment, redemption or purchase, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Senior Notes; provided that, if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(c)           Senior Notes, except to the extent provided in Section 1201, with respect to which the Company has effected defeasance as provided in Article Twelve; and

(d)           Senior Notes paid pursuant to the second paragraph of Section 306 or in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to this Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Notes are held by a bona fide purchaser in whose hands the Senior Notes are valid obligations of the Company;

provided, however, that, in determining whether the Holders of the requisite principal amount of Outstanding Senior Notes have given any request, demand, direction, consent or waiver hereunder, Senior Notes owned by the Company or any other obligor upon the Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, direction, consent or waiver, only Senior Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Senior Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Senior Notes and that the pledgee is not the Company or any other obligor upon the Senior Notes or any Affiliate of the Company or such other obligor.

“Passenger Transport Assets” means all assets and property of the Company and its Subsidiaries used in the Maritime Shipping and Rail Transport Businesses, other than Container Assets.

“Paying Agent” means any Person authorized by the Company to pay the principal of, and premium, if any, and interest on, any Senior Notes on behalf of the Company.

“Permitted Holder” means any wholly owned Subsidiary of the Company, James B. Sherwood or any “group” (as such term is used in Section 13(d) of the Exchange Act) of which James B. Sherwood is a member, and any other Person who or which is an heir or legatee of James B. Sherwood and receives any Voting Stock of the Company from the estate of James B. Sherwood or the estate of any of the foregoing.

“Permitted Indebtedness” means any of the following Indebtedness of the Company or any Subsidiary, as the case may be:

(i)            Indebtedness of the Company or a Subsidiary outstanding on the date of this Indenture, including but not limited to Indebtedness under the Group Loan Agreements in amounts equal to or less than the amounts outstanding on the date of this Indenture;

(ii)           Indebtedness and obligations of the Company under the Senior Notes and the obligations relating to the Senior Notes under this Indenture;

(iii)          Indebtedness of a Subsidiary of the Company to the Company or another Subsidiary, or of the Company to any Subsidiary;

(iv)          Senior Indebtedness the proceeds of which are used to acquire or refinance assets used in the Maritime Shipping and Rail Transport Businesses of the Company; provided that the aggregate amount of Indebtedness the proceeds of which were used to acquire or refinance assets used in the Maritime Shipping and Rail Transport Businesses (whether Incurred pursuant to this provision or any other provision of this Indenture) shall not exceed 90% of the book value (after giving effect to related deductions for accumulated depreciation) of all assets used in the Maritime Shipping and Rail Transport Businesses; and provided further that the aggregate amount of Permitted Indebtedness Incurred under this clause (iv) from July 1, 1996 (the date of the indenture providing for the 10-1/2% Senior Notes) shall not exceed $300,000,000, of which no more than $150,000,000 may be Incurred in any fiscal year of the Company;

(v)           Indebtedness of the Company or its Subsidiaries represented by documentary, insurance or trade letters of credit issued in the ordinary course of business, and standby letters of credit, the total aggregate amount of such letters of credit not exceeding an aggregate amount of $50,000,000 at any one time outstanding;

(vi)          Indebtedness for working capital purposes of the Company or its Subsidiaries not to exceed $75,000,000 in principal amount at any one time outstanding;

(vii)         Indebtedness of the Company or its Subsidiaries arising as a result of Guaranties by the Company or its Subsidiaries of Indebtedness of Persons (other than Subsidiaries), which Guaranties are Incurred after the date of this Indenture and shall not exceed $25,000,000 at any one time outstanding;

(viii)        Indebtedness of the Company under Currency Agreements and Interest Rate Agreements, provided that such agreements do not increase the Indebtedness of the Company or a Subsidiary outstanding other than as a result of fluctuations in interest rates or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder; and

(ix)           Indebtedness (including Redeemable Capital Stock) used to replace, renew, refinance or refund Indebtedness outstanding on the date of this Indenture, Permitted Indebtedness Incurred pursuant to clause (iv) of this definition of Permitted Indebtedness or other Indebtedness Incurred in accordance with Section 1007 (excluding Permitted Indebtedness), in a principal amount (or, if such Indebtedness does not require cash payments prior to maturity, with an original issue price of such Indebtedness) not to exceed the lesser of (a) the principal amount (or mandatory liquidation preference, in the case of Redeemable Capital Stock) of the Indebtedness so replaced, renewed, refinanced or refunded (or, if the Indebtedness being replaced, renewed, refinanced or refunded was issued with an original issue discount, the original issue price plus the amortized portion of the original issue discount to the date that such replacing, renewing, refinancing or refunding Indebtedness was Incurred) or (b) the principal amount (or mandatory liquidation preference, in the case of Redeemable Capital Stock) or original issue price plus amortized original issue discount, as the case may be, of such Indebtedness as of the date of this Indenture, plus any prepayment penalties and premiums, accrued and unpaid interest on the Indebtedness so replaced, renewed, refinanced or refunded, plus customary fees, expenses and costs related to the Incurrence of such replacing, renewing, refinancing or refunding Indebtedness; provided that, if the Indebtedness being replaced, renewed, refinanced or refunded is Indebtedness of the Company, such replacing, renewing, refinancing  or refunding shall be Indebtedness of the Company; provided further that immediately after giving effect to such replacing, renewing, refinancing or refunding, no Default or Event of Default shall have occurred and be continuing; and provided further that Indebtedness used to replace, renew, refinance or refund Indebtedness of the Company that is pari passu or subordinated in right of payment to the Senior Notes will only be permitted if (x) such new Indebtedness is expressly pari passu or subordinated in right of payment to the Senior Notes at least to the same extent that the Indebtedness to be replaced, renewed, refinanced or refunded is pari passu or subordinated to the Senior Notes and (y) the Average Life to Stated Maturity and Stated Maturity of such Indebtedness exceed the Average Life to Stated Maturity and Stated Maturity, respectively, of the Senior Notes.

For the purpose of determining the amount of outstanding Indebtedness under any of the foregoing clauses, there shall be included (A) the principal amount then outstanding that was originally Incurred pursuant to such clause; (B) any outstanding Indebtedness Incurred pursuant to clause (ix) to replace, renew, refinance or refund Indebtedness originally Incurred pursuant to such clause; and (C) any subsequent replacements, renewals, refinancings or refundings thereof.

“Permitted Investment” means an Investment which consists of any one or more of the following:

(i)            Investments in a Subsidiary;

(ii)           Investments in United States Treasury securities or other government securities having the highest rating from Standard & Poor’s Credit Market Services, a division of the McGraw-Hill Companies, or Moody’s Investors Service, Inc. pledged to secure collateralized senior notes so long as the entire purchase price for such securities consists of proceeds from the issuance of such senior notes;

(iii)          Cash Equivalents;

(iv)          (I) Investments in Persons whose principal business is one or more aspects of the Maritime Shipping and Rail Transport Businesses and (II) Investments in other Persons engaged in a business in which SCL is permitted to be engaged under Section 1017 hereof and with whom the Company or one of its Subsidiaries, substantially contemporaneously with such Investment, enters into a management contract to manage the business of such other Person or a contract pursuant to which the Company or one of its Subsidiaries leases or charters, or has the right of first refusal to lease or charter, assets or property of the Company or any of its Subsidiaries to such other Person, so long as the Board of Directors determines that such Investment is necessary to obtain the management contract, lease, charter or right of first refusal; provided that (x) after giving effect to such Investment, the Company could Incur $1.00 of additional Indebtedness under Section 1007 hereof (which is not Permitted Indebtedness), and (y) such Investment would not cause the maximum aggregate amount invested under this clause (iv) at such time to exceed 20% of SCL’s Consolidated Tangible Net Worth; (in calculating the amount invested under this clause (iv), such amount shall be reduced by an amount equal to the net reduction in Investments in any third Person not a Subsidiary of the Company resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Subsidiary from any such third Person and by any amount received by the

Company or any Subsidiary from any such third Person pursuant to any management contract, lease or charter; provided that such payments (a) were not otherwise included in the Consolidated Net Income of SCL and (b) do not exceed, in the case of such third Person, the amount of Investments previously made by the Company or any Subsidiary in such third Person);

(v)           Negotiable instruments held for collection; outstanding travel, moving and other like advances to officers, employees and consultants; or lease, utility and other similar deposits, in each of the foregoing cases in the ordinary course of business of the Company or a Subsidiary, as the case may be;

(vi)          Investments in the Senior Notes; and

(vii)         Investments in equity securities which have been accepted for trading by a registered securities exchange or automated quotation system of the United States acquired by the Company or a Subsidiary of the Company as consideration for the sale of assets by the Company or such Subsidiary; provided, such securities shall only be a Permitted Investment until the 180th day following the acquisition thereof.

“Permitted Liens” shall mean:

(a)           operating leases or charters of assets or property entered into in the ordinary course of business;

(b)           Liens for taxes, assessments, governmental charges or claims which are not due or which are being contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(c)           statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and any other like Liens imposed by law and incidental to the ordinary conduct of the business of the Company or a Subsidiary, which are not incurred in connection with the borrowing of money and which do not materially impair the use of such property in the operation of the business of the Company and its Subsidiaries and which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(d)           Liens Incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(e)           Liens Incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for borrowed money);

(f)            easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the business of the Company or any of its Subsidiaries;

(g)           judgment Liens in connection with legal proceedings which do not otherwise give rise to a Default or Event of Default;

(h)           Liens on government securities permitted under clause (ii) of the definition of “Permitted Investment”; and

(i)            Liens (other than those described in paragraphs (a) through (h) above) on any asset or property of the Company or any of its Subsidiaries, or any shares of capital stock of any Subsidiary, or any income or profits thereon or proceeds thereof, securing Indebtedness, provided that the aggregate amount of such Indebtedness secured by (i) Container Assets does not exceed 90% of the net book value of all Container Assets; (ii) Passenger Transport Assets does not exceed 90% of the net book value of all Passenger Transport Assets; (iii) Leisure Industry Assets does not exceed 80% of the Fair Market Value of all Leisure Industry Assets; and (iv) Other Assets does not exceed 80% of the net book value of all Other Assets.  To the extent that any Indebtedness is secured by the stock of a Subsidiary of the Company, the net book value or Fair Market Value, as the case may be, of all assets of such Subsidiary, to the extent not otherwise subject to a Lien, shall be counted in determining the amount of Indebtedness secured by Container Assets, Passenger Transport Assets, Leisure Industry Assets or Other Assets, as the case may be, for purposes of this clause (i).  For purposes of this clause (i), Investments in the Container Business, the Maritime Shipping and Rail Transport Businesses (other than the Container Business) and Leisure Industry Assets shall be treated as Container Assets, Passenger Transport Assets and Leisure Industry Assets, respectively, and all other Investments and cash shall be treated as Other Assets.

In determining the amount of Liens securing Indebtedness pursuant to clause (i) immediately above, there shall be included the aggregate Attributable Debt in respect of any Sale and Leaseback Transactions relating to Container Assets, Passenger Transport Assets, Leisure Industry Assets or Other Assets, as the case may be, in existence at such time (excluding Sale and Leaseback Transactions the proceeds of which have been applied in accordance with Section 1010(d) hereof and Sale and Leaseback Transactions permitted under Section 1010(b) or (c) hereof).

“Person” means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Senior Note” of any particular Senior Note means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen

Senior Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Senior Note.

“Preferred Shares” mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s preferred or preference stock whether now outstanding or issued after the date hereof, and includes, without limitation, all classes and series of preferred or preference stock.

“Prospectus” means the prospectus dated                 , 2003, with respect to the Senior Notes.

“Redeemable Capital Stock” means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, (i) is or upon the happening of an event or passage of time would be required to be redeemed prior to the final Stated Maturity of the Senior Notes, (ii) is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or (iii) is convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the final Stated Maturity of the Senior Notes, provided that Capital Stock which otherwise would not constitute Redeemable Capital Stock shall not constitute Redeemable Capital Stock because it provides for the redemption or acquisition of such Capital Stock in the event of a change of control of the Company so long as the definition of change of control in such instrument does not include a change of control which would not constitute a Change of Control.

“Redemption Date”, when used with respect to any Senior Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

“Redemption Price”, when used with respect to any Senior Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Regular Record Date” for the interest payable on any Interest Payment Date means the                or                  (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Responsible Officer”, when used with respect to the Trustee, means any vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers or assigned by the Trustee to administer corporate trust matters at its Corporate Trust Office and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, with any Person providing for the leasing by the Company or a Subsidiary of any property or assets in a transaction pursuant to which such property or asset has been or is to be sold or transferred by the Company or a Subsidiary to such Person.

“SCL” means the Company collectively with its Subsidiaries.

“Senior Indebtedness” means (i) the principal of, premium, if any, and accrued and unpaid interest (including all interest accruing subsequent to the commencement of an insolvency proceeding, or which, but for such commencement, would have accrued, whether or not such interest is an allowable claim enforceable against the debtor under the Federal Bankruptcy Code or any similar law) on, and any regularly accruing fees and reasonable expenses and all other amounts payable under or in respect of, all Indebtedness of the Company (other than the Series A Debentures and the Series B Debentures), including letters of credit (and reimbursement agreements with respect thereto), unless such Indebtedness, by its terms or by the terms of any agreement pursuant to which such Indebtedness is issued, is subordinated in right of payment to the Senior Notes and (ii) modifications, renewals, extensions and refundings (including permitted increases and refinancings of the existing Indebtedness of the Company) of any of the foregoing obligations unless the foregoing obligations or such modifications, renewals, extensions and refundings thereof provide by their terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, that such Indebtedness shall be subordinated in right of payment to the Senior Notes.  Notwithstanding the foregoing, “Senior Indebtedness” shall not include (i) Indebtedness evidenced by the Series A Debentures or the Series B Debentures, (ii) Indebtedness that is subordinated or junior in right of payment to any Indebtedness of the Company, (iii) any liability for federal, state, provincial, local or other taxes owed or owing by the Company, (iv) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate’s subsidiaries, (v) amounts owing under leases (other than Capital Lease Obligations and other than leases which but for the existence of a fair market value purchase option would be a Capital Lease Obligation), (vi) any Indebtedness of the Company that, when Incurred and without respect to any election under Section 1111(b) of the Federal Bankruptcy Code, was without recourse to the Company, (vii) any Indebtedness to any employee of the Company or any of its Subsidiaries, (viii) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock and (ix) any trade payables.

“Senior Note Register” and “Senior Note Registrar” have the meanings specified in Section 305.

“Senior Notes” has the meaning stated in the first recital of this Indenture and more particularly means any Senior Notes authenticated and delivered under this Indenture.

“Series A Debentures” means the $87,113,000 in current aggregate principal amount of 12-1/2% Senior Subordinated Debentures Due 2004, Series A of the Company issued on November 19, 1992, under the Subordinated Debenture Indenture.

“Series B Debentures” means the $11,770,000 in current aggregate principal amount of 12-1/2% Senior Subordinated Debentures Due 2004, Series B of the Company issued on February 4, 1993, under the Subordinated Debenture Indenture.

“7-7/8% Senior Notes” means the $149,750,000 in current aggregate principal amount of 7-7/8% Senior Notes Due 2008 of the Company.

“Special Record Date” means a date fixed by the Trustee for the payment of any Defaulted Interest pursuant to Section 307.

“Stated Maturity”, when used with respect to any Indebtedness or any installment of principal or interest thereon (or scheduled or required redemption or dividend payment), means the date specified in such Indebtedness as the fixed date on which the principal (or scheduled or required redemption or dividend payment) of such Indebtedness or such installment of principal or interest (or scheduled or required redemption or dividend payment) is due and payable.

“Subordinated Debenture Indenture” means the Indenture, dated as of November 1, 1992, between the Company and The Bank of New York, as successor to United States Trust Company of New York, as Trustee, as the same has been and may be supplemented and amended from time to time, providing for the Series A Debentures and Series B Debentures.

“Subordinated Indebtedness” means any Indebtedness of the Company or a Subsidiary that is expressly subordinated in right of payment to any other Indebtedness of the Company or a Subsidiary.

“Subsidiary” means (i) any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more such Subsidiaries of the Company or (ii) GE SeaCo SRL, a joint venture between the Company and  General Electric Capital Corporation relating to their respective container fleets (or any successor in interest thereto) for so long as the Company owns, directly or indirectly, at least 50% of the voting equity thereof.

“10-1/2% Senior Notes” means the $63,575,000 in current aggregate principal amount of
10-1/2% Senior Notes Due 2003 of the Company.

“10-3/4% Senior Notes” means the $115,000,000 in current aggregate principal amount of 10-3/4% Senior Notes due 2006 of the Company.

“Transaction Date” with respect to any calculation or determination required to be made under this Indenture means the date of the event requiring such calculation or determination.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and as in force at the date as of which this Indenture was executed, except as provided in Section 905.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Voting Stock” means shares of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect directors, managers or trustees of a company or corporation (irrespective of whether or not at the time shares of any other class or classes shall have or might have voting power by reason of the happening of any contingency); as of the date of this Indenture, the Company had two classes of Voting Stock, denominated Class A common shares and Class B common shares.

Section 102.           Other Definitions.

Term	Defined in Section
“Act”	105	(a)
“Change in Tax Law”	1101	(b)
“Change of Control Notice”	1015	(b)
“Change of Control Purchase Date”	1015	(a)
“Change of Control Purchase Notice”	1015	(c)
“Change of Control Purchase Price”	1015	(a)
“covenant defeasance”	1203
“CSC”	115
“Defaulted Interest”	307
“defeasance”	1201
“Excess Proceeds”	1016	(b)
“Excess Proceeds Offer”	1016	(c)
“Excess Proceeds Payment”	1016	(c)
“Excess Proceeds Payment Date”	1016	(c)(ii)
“incorporated provision”	108
“Offer”	1018
“Purchase Date”	1018
“rate(s) of exchange”	116	(b)
“Replacement Assets”	1016	(b)
“Restricted Payment”	1008
“SCA”	115
Surviving Entity”	801	(i)
“U.S. Government Obligations”	1202	(a)

Section 103.           Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion (other than the certificates required by Section 1019(a)) with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)           a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 104.           Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 105.           Acts of Holders.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such

Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Trust Indenture Act Section 315) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c)           The ownership of Senior Notes shall be proved by the Senior Note Register.

(d)           If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Senior Notes then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Senior Notes then Outstanding shall be computed as of such record date; provided, however, that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

(e)           Any request, demand, authorization, direction, consent, waiver or other Act by the Holder of any Senior Note shall bind every future Holder of the same Senior Note or the Holder of every Senior Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Senior Note.

Section 106.           Notices, Etc., to Trustee and Company.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)           the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or delivered, in writing, to or with the Trustee at its Corporate Trust Office, Attention:  Corporate Trust Administration; or

(b)           the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or delivered in writing to the Company addressed to it at SEA CONTAINERS LTD., 41 Cedar Avenue, P.O. Box HM 1179, Hamilton HM EX, Bermuda, Attention:  Secretary (with a copy to (i) SEA CONTAINERS AMERICA INC., 1155 Avenue of the Americas, 30th Floor, New York, New York  10036, Attention:  General Counsel and (ii) SEA CONTAINERS SERVICES LTD., 20 Upper Ground, London SE1 9PF, England, Attention:  General Counsel) or at any other address furnished in writing to the Trustee by the Company.

Section 107.           Notices to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and sent by facsimile transmission or mailed, first class postage prepaid, to each Holder affected by such event at his address as it appears in the Senior Note Register not later than the latest date and not earlier than the earliest date prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice when deposited for mailing to a Holder in the aforesaid manner shall be presumed to have been received by such Holder whether or not actually received by such Holder.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 108.           Conflict of any Provision of Indenture with Trust Indenture Act.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

Section 109.           Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 110.           Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns, whether so expressed or not.

Section 111.           Separability Clause.

In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 112.           Benefits of Indenture.

Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent, the Holders and the holders of Senior Indebtedness) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 113.           Governing Law.

THIS INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 114.           Legal Holidays.

In any case where any Interest Payment Date, any date established for payment of Defaulted Interest pursuant to Section 307, or any Maturity with respect to any Senior Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Senior Notes) payment of interest, principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, the date established for payment of Defaulted Interest pursuant to Section 307 or at Maturity, and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, the date established for payment of Defaulted Interest pursuant to Section 307 or Maturity, as the case may be, to the next succeeding Business Day.

Section 115.           Consent to Jurisdiction and Service of Process; Waiver of Jury Trial.

The Company agrees that any legal suit, action or proceeding brought by any party to enforce any rights under or with respect to this Indenture or the Senior Notes may be instituted in any state or federal court in New York City and waives to the fullest extent permitted by law any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding and irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.  The Company hereby irrevocably designates and appoints each of Sea Containers America Inc. (“SCA”) and Corporation Service Company (“CSC”) as the Company’s authorized agents to receive and forward on its behalf service of any and all process which may be served in any such suit, action or proceeding in any such court and agrees that service of process upon either or both SCA or any successor (provided, however, that such service upon SCA or any successor shall only be required by this Section 115 so long as SCA or such successor maintains an office at the address set forth herein or at another address in New York City which the Company has designated by written notice to the Trustee) at its office at 1155 Avenue of the Americas, 30th Floor, New York, New York 10036, and CSC or any successor at its office at 80 State Street, Albany, New York 12207–2543 (or such other address in the State of New York as the Company may designate by written notice to the Trustee) and written notice of such service to the Company marked or delivered to either or both SCA (subject to the foregoing proviso) and CSC at their addresses set forth herein shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Company.  Nothing in this Section 115 shall affect the right of any party hereto to serve process in any manner permitted by law or limit the right of any party hereto to bring proceedings against the Company in the courts of any jurisdiction or jurisdictions.  The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of SCA and CSC in full force and effect so long as this Indenture or any of the Senior Notes shall be outstanding.  To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Indenture and the Senior Notes, to the extent permitted by law.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SENIOR NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 116.           Conversion of Currency.

(a)           The Company shall indemnify the Holders against, and the Holders shall have an additional legal claim for, any loss or damage which, consequent upon any judgment being obtained or enforced in respect of the non-payment by the Company of any amount due under or pursuant to this Indenture, arises from any variation in rates of exchange between United States dollars and the currency in which judgment is obtained or enforced between the date such amount became due (or the date of the said judgment being obtained as the case may be) and the date of actual payment of such amount.  The indemnity contained in this Section 116 shall apply irrespective of any indulgence granted to the Company from time to time and shall continue in full force and effect notwithstanding any payment by or on behalf of the Company, and any amount due from the Company under this Section 116 will be due as a separate payment and shall not be affected by any judgment being obtained for any other sums due under or in respect of this Indenture.

(b)           The term “rate(s) of exchange” shall mean the rate, quoted at noon for transactions in excess of $1,000,000, at which the Holder is able or would have been able on the relevant date to purchase at Morgan Guaranty Trust Company of New York at its main branch in New York City, United States dollars with the judgment currency other than United States dollars referred to in Subsection (a) above and includes any premiums and costs of exchange payable.

Section 117.           No Recourse Against Others.

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Senior Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  Each Holder by accepting any of the Senior Notes waives and releases all such liability.

ARTICLE TWO

SENIOR NOTE FORMS

Section 201.           Forms Generally.

The Senior Notes and the Trustee’s certificate of authentication shall be in substantially the form annexed hereto as Exhibit A.  The Senior Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, notations or other marks of identification and such notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject, or usage.  Any portion of the text of any Senior Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.  The Company shall approve the form of any notation, legend or endorsement on the Senior Notes.  Each Senior Note shall be dated the date of its authentication.

The definitive Senior Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Senior Notes, as evidenced by their execution of such Senior Notes.

The terms and provisions contained in the form of the Senior Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 202.           Securities Issuable in Global Form.

(a)           If so specified in the Company Order referred to in Section 303, any amount of the Senior Notes may be issued in the form of one or more permanent Global Securities registered in the name of the Depositary.  Such Global Securities shall be substantially in the forms set forth in Exhibit A with such modifications as may be necessary or desirable to reflect the issuance thereof in global form.

(b)           Subject to the provisions of Section 303 and, if applicable, Section 304, the Trustee shall deliver and redeliver any Senior Note in permanent global form in the manner and upon instructions given by the Person or Persons specified in the form of Security or in the applicable Company Order.  If a Company Order pursuant to Section 303 or Section 304 has been, or simultaneously is, delivered, any instructions by the Company with respect to endorsement or delivery or redelivery of a Senior Note in global form shall be in writing but need not comply with Section 103 and need not be accompanied by an Opinion of Counsel.

(c)           Payment of principal of and any premium and interest on any Senior Note in permanent global form shall be made to the Person or Persons specified in the form of Senior Note.  The Company, the Trustee and any agent of the Company and the Trustee shall treat the Holder of any permanent Global Security as the owner of such Global Security for the purpose of receiving payment of principal of, premium, if any, and interest on such Global Security and for all other purposes whatsoever, whether or not such Senior Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

(d)           If at any time, (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be registered or in good standing under the Exchange Act or other applicable statute or regulation and a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company in its sole discretion determines that no Securities shall be represented by a Global Security or Global Securities and that the provisions of this Section 202 shall no longer apply to any Senior Notes, then in such event this Section 202 shall no longer be applicable to the Senior Notes, and the Company will execute and the Trustee, upon Company Request, will authenticate and deliver Senior Notes in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security or Global Securities in exchange for such Global Security whereupon the Global Security or Global Securities shall be cancelled by the Trustee.  Such Senior Notes in definitive registered form issued in exchange for the Global Security or Global Securities pursuant to this Section 202(d) shall be registered in such names and issued in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in compliance with the Trustee’s procedures.  Subject to Sections 303 and 304, the Trustee shall deliver such Senior Notes to the Persons in whose names such Senior Notes are so registered.

(e)           Any Person having a beneficial interest in the Securities evidenced by one or more Global Securities may cause the Depositary to request the issuance of one or more definitive Senior Note certificates in exchange for such Person’s interest in the Global Securities in compliance with the Depositary’s procedures.  In such event, the Company will execute, and the Trustee will, subject to Sections 303 and 304, authenticate and deliver to such Person one or more definitive Senior Note certificates in definitive registered form, in authorized denominations, and in an aggregate principal amount equal to the principal amount of such Person’s beneficial interest in the Global Securities that it has requested be exchanged.

ARTICLE THREE

THE SENIOR NOTES

Section 301.           Title and Terms.

The aggregate principal amount at maturity of Senior Notes which may be authenticated and delivered under this Indenture is limited to $                , except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Notes pursuant to Section 303, 304, 305, 306, 906, 1015, 1016, 1018 or 1108.

The Senior Notes shall be known and designated as the 13% Senior Notes due 2006, of the Company.  In no event shall the aggregate principal amount of the Senior Notes exceed $                .

The Stated Maturity of the Senior Notes shall be                 , 2006, and they shall bear interest at the rate of 13% per annum, which interest shall accrue from                 , 2003, and shall be payable semiannually on                   and                   each year commencing                 , 2003, and at said Stated Maturity, to the Holders of record of Senior Notes at the close of business on the                  or                  next preceding such Interest Payment Date.  Interest on the Senior Notes will accrue from the date of issuance or from the most recent Interest Payment Date to which interest has been paid.

The principal of, and premium, if any, or Interest on, the Senior Notes shall be payable, and, except as described below, the Senior Notes will be exchangeable and transferable, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided that, at the option of the Company, Interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Senior Note Register.  For the purpose of paying interest on the Senior Notes, the Company will at all times have appointed and maintain a Paying Agent (which may be the Trustee) which either will have an office or agency in the Borough of Manhattan, City of New York, or will make arrangements for interest checks to be paid at a bank, trust company or other agency located in the Borough of Manhattan, City of New York.  The Bank of New York will be initially appointed as Paying Agent for the Senior Notes.  Until otherwise designated by the Company, the

Company’s office or agency in New York will be the Trustee’s office located at 101 Barclay Street, New York, New York 10286.

The Depositary for the Senior Notes originally issued pursuant to the Offering Memorandum is the Depository Trust Company.

The Senior Notes shall be redeemable as provided in Article Eleven.

The Senior Notes shall not be entitled to the benefits of any sinking fund.

Section 302.           Denominations.

The Senior Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.  No service charge will be made for any registration of transfer, exchange or redemption of Senior Notes, except that in certain circumstances a service charge may be levied for any tax or other governmental charge that may be imposed in connection therewith.

Section 303.           Execution, Authentication, Delivery and Dating.

The Senior Notes shall be executed on behalf of the Company by any one director or officer and the secretary of the Company under the common seal of the Company reproduced thereon.  The signature of any of these directors or officers on the Senior Notes may be manual or facsimile.

Senior Notes bearing the manual or facsimile signatures of individuals who were at any time the proper directors or officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such Senior Notes or did not hold such positions at the date of such Senior Notes.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Senior Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Senior Notes directing the Trustee to authenticate the Senior Notes and certifying that all conditions precedent to the issuance of Senior Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Senior Notes as in this Indenture provided and not otherwise.  The Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Senior Notes.  Such order shall specify the amount of Senior Notes to be authenticated and the date on which the original issue of Senior Notes is to be authenticated.

The Company shall execute and the Trustee shall authenticate and deliver one or more Global Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Senior Notes originally issued pursuant to the Prospectus (less the aggregate principal amount, if any, of the Senior Notes originally purchased and delivered in definitive registered form), (ii) shall be registered in the name of the Depositary or the nominee of the Depositary, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear a legend substantially to the effect specified in Exhibit A to this Indenture (or in the form required by the Depositary).

The Depositary must, at all times while it serves as such Depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

Each Senior Note shall be dated the date of its authentication.

No Senior Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of one of its duly authorized signatories, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company, pursuant to Article Eight, shall be amalgamated, consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of substantially all of its properties and assets to any Person, and the successor Person resulting from such amalgamation or consolidation, or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Senior Notes authenticated or delivered prior to such amalgamation, consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Senior Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Senior Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Order of the successor Person, shall authenticate and deliver Senior Notes as specified in such request for the purpose of such exchange.  If Senior Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Senior Notes, such successor Person, at the option of any Holder but without expense to such Holder, shall provide for the exchange of all Senior Notes at the time Outstanding held by such Holder for Senior Notes authenticated and delivered in such new name.

Section 304.           Temporary Senior Notes.

Pending the preparation of definitive Senior Notes as provided in Section 201, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Senior Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the same tenor as the definitive Senior Notes in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the directors or officers executing such Senior Notes may determine, as conclusively evidenced by their execution of such Senior Notes and which may be executed by manual or facsimile signatures to the same extent as set forth in Section 303.

If temporary Senior Notes are issued, the Company will cause definitive Senior Notes to be prepared without unreasonable delay.  After the preparation of definitive Senior Notes, the temporary Senior Notes shall be exchangeable for definitive Senior Notes upon surrender of the temporary Senior Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Senior Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Senior Notes of authorized denominations.  Until so exchanged, the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes.

Section 305.           Registration; Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the “Senior Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Senior Notes and of transfers of Senior Notes.  Said office or agency is hereby initially appointed “Senior Note Registrar” for the purpose of registering Senior Notes and transfers of Senior Notes as herein provided.

Subject to the provisions of this Section 305 regarding the transfer of interests in the Global Security, upon surrender for registration of transfer of any Senior Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Notes of any authorized denomination or denominations of a like aggregate principal amount.

At the option of the Holder, Senior Notes may be exchanged for other Senior Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Senior Notes to be exchanged at such office or agency.  Whenever any Senior Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Senior Notes which the Holder making the exchange is entitled to receive.

All Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Senior Notes surrendered upon such registration of transfer or exchange.

Every Senior Note presented or surrendered for registration of transfer, or for exchange or redemption, shall (if so required by the Company or the Senior Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Senior Notes, other than transfers or exchanges pursuant to Section 303, 304, 906, 1015, 1016, 1018 or 1108 not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Senior Note during a period beginning at the opening of business (i) 15 days before the mailing of a notice of redemption of the Senior Notes selected for redemption under Section 1104 and ending at the close of business on the day of such mailing or (ii) 15 days before an Interest Payment Date and ending on the close of business on the Interest Payment Date, or (b) to register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of Senior Notes being redeemed in part.

Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Senior Notes represented thereby, a Global Security representing all or a portion of the Senior Notes may not be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

If at any time the Depositary notifies the Company that it is unwilling or unable to continue as Depositary or if at any time the Depositary shall no longer be eligible under Section 303, the Company shall appoint a successor Depositary.  If a successor Depositary is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Senior Notes, will authenticate and deliver, individual Senior Notes in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Senior Notes in exchange for such Global Security or Senior Notes.

If an Event of Default has occurred and is continuing, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of individual Securities, will authenticate and deliver, individual Securities in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities in exchange for such Global Security or Securities.

The Depositary may surrender a Global Security in exchange in whole or in part for individual Senior Notes registered in the name of a member of, or participant in, the Depositary (an “Agent Member”).  Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge to each Person specified by such Depositary a new individual Security or Securities of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security, and the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security equal to the principal amount of the individual Senior Notes delivered to Holders thereof.

Upon the exchange of a Global Security for individual Senior Notes, such Global Security shall be cancelled by the Trustee.  Individual Senior Notes issued in exchange for a Global Security pursuant to this Section 305 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee.  The Trustee and the Company shall not have any liability for the accuracy of the instructions received from the Depositary.  The Trustee shall deliver such Senior Notes to the Persons in whose names such Senior Notes are so registered.

Agent Members shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Paying Agent as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.

Neither the Company nor the Trustee shall have any responsibility or obligation to any participant in the Depositary, any Person claiming a beneficial ownership interest in the Securities under or through the Depositary or any such participant, or any other Person which is not shown on the Security Register as being a Holder, with respect to (1) the Senior Notes; (2) the accuracy of any records maintained by the Depositary or any such participant; (3) the payment by the Depositary or any such participant of any amount in respect of the principal of or premium or interest on the Senior Notes; (4) any notice which is permitted or required to be given to Holders of Senior Notes under this Indenture; (5) the selection by the Depositary or any such participant of any Person to receive payment in the event of a partial redemption of the Senior Notes; or (6) any consent given or other action taken by the Depositary as Holder of Senior Notes.

Section 306.           Mutilated, Destroyed, Lost and Stolen Senior Notes.

If (a) any mutilated Senior Note is surrendered to the Trustee or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any agent of them harmless, then, in the absence of notice to the Company or the Trustee that such Senior Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Senior Note or in lieu of any such destroyed, lost or stolen Senior Note, a replacement Senior Note of like tenor and principal amount, and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Senior Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Senior Note, pay such Senior Note.

Upon the issuance of any replacement Senior Notes under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Senior Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Senior Note shall constitute a contractual obligation of the Company, whether or not the destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Senior Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes.

Section 307.           Payment of Interest; Interest Rights Preserved.

Interest on any Senior Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such Interest.

Any Interest on any Senior Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (such defaulted interest herein called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a)           The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than ten days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date.  In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first class postage prepaid, to each Holder at his address as it appears in the Senior Note Register, not less than ten days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b)           The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Senior Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Senior Note.

Section 308.           Persons Deemed Owners.

Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal of, and premium, if any, and (subject to Sections 305 and 307) Interest on, such Senior Note and for all other purposes whatsoever, whether or not such Senior Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 309.           Cancellation.

All Senior Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company shall deliver to the Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Senior Notes so delivered shall be promptly cancelled by the Trustee.  No Senior Notes shall be authenticated in lieu of or in exchange for any Senior Notes cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Senior Notes shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company unless by a Company Order the Company shall direct that cancelled Senior Notes be returned to it.

Section 310.           Computation of Interest.

Interest on the Senior Notes shall be computed on the basis of a 360–day year of twelve 30–day months.

Section 311.           CUSIP and CINS Numbers.

The Company in issuing the Senior Notes may use “CUSIP” and “CINS” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” and “CINS” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Senior Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Senior Notes, and any such redemption shall not be affected by an defect in or omission of such numbers.  The Company will promptly notify the Trustee of any change in the “CUSIP” or “CINS” numbers.

ARTICLE FOUR

SATISFACTION AND DISCHARGE

Section 401.           Satisfaction and Discharge of Indenture.

This Indenture shall, upon Company Request, cease to be of further effect as to all Outstanding Senior Notes (except as to surviving rights of registration of transfer or exchange of Senior Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such Senior Notes, when

(a)           either

(1)           all Senior Notes theretofore authenticated and delivered (other than (i) Senior Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Senior Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

(2)           all such Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable,

and the Company, in the case of (2) above, has irrevocably deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, cash in U.S. dollars sufficient to pay and discharge the entire Indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and Interest to the date of such deposit (in the case of Senior Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(b)           the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(c)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and the penultimate paragraph of Section 1003 hereof shall survive.

Section 402.           Application of Trust Money.

Subject to the provisions of the penultimate paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and Interest for whose payment such money has been deposited with the Trustee.

ARTICLE FIVE

REMEDIES

Section 501.           Events of Default.

An “Event of Default” occurs if:

(a)           the Company defaults in the payment of Interest on any Senior Note when the same becomes due and payable and such Default continues for a period of 30 days; or

(b)           the Company defaults in the payment of the principal of, premium, if any, on any Senior Note when the same becomes due and payable at Maturity; or

(c)           the Company defaults in the performance of, or breaches, any covenant, warranty or agreement of the Company under the Senior Notes or hereunder (other than a Default in the performance, or breach, of a covenant, warranty or agreement that is specifically dealt with elsewhere in this Section), and such Default or breach continues for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Senior Notes, a written notice specifying such Default or breach and stating that such notice is a “Notice of Default” hereunder; or

(d)           an event of Default shall have occurred with respect to any issue or issues of Indebtedness of the Company or any Subsidiary having an outstanding principal amount of $5,000,000 or more individually or in the aggregate, for all issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, which has caused such Indebtedness of at least $5,000,000 or aggregating at least $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise become due and payable and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; or

(e)           judgments or orders are rendered against the Company or any Subsidiary which require the payment in money, either individually or in an aggregate amount, that is more than $5,000,000 and such judgments or orders shall remain unsatisfied, unstayed or unbonded (provided that the judgment or order shall only be considered bonded if as a result of such bond no action can be taken to enforce the judgment or order) for 60 days; or

(f)            a decree or order is entered by a court having jurisdiction in the premises (i) for relief in respect of the Company or any Material Subsidiary in an involuntary case or proceeding under the Federal Bankruptcy Code or any other federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or similar law or (ii) adjudging the Company or any Material Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Material Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors or other similar law, or (iii) appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Material Subsidiary or of any substantial part of any of their properties, or (iv) ordering the winding up or liquidation of any of their affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

(g)           the Company or any Material Subsidiary institutes a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors or similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent, or any of them consents to the entry of a decree or order for relief in respect of the Company or any Material Subsidiary in any involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors or similar law or to the institution of bankruptcy or insolvency proceedings against the Company or any Material Subsidiary, or any of them files a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law relating to bankruptcy, insolvency, reorganization or relief of debtors, or similar law, or any of them consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any of the Company or any Material Subsidiary or of any substantial part of its property, or any of them makes an assignment for the benefit of creditors, or any of them admits in writing its inability to pay its debts generally as they become due or any of them takes corporate action in furtherance of any such action; or

(h)           the Company or any Material Subsidiary which is not a U.S. corporation makes an application for an administrative order or convenes any meeting of its members or creditors or takes any other steps (under any applicable law relating to bankruptcy, insolvency, liquidation, winding-up, reorganization or similar proceedings) with a view to the liquidation, winding-up, dissolution, receivership, administration, reorganization or amalgamation of the Company or such Material Subsidiary or with a view to proposing any kind of composition, scheme of arrangement or other compromise or arrangement with its creditors generally other than solvent amalgamations and similar reorganizations otherwise permitted under Article Eight hereof; or

(i)            with respect to the Company or any Material Subsidiary that is not a U.S. corporation, (i) an application for an administrative order in relation to the Company or such Material Subsidiary is presented to a court having jurisdiction in the premises; (ii) an administrative or other receiver or any manager is appointed by a court having jurisdiction in the premises with respect to the Company or such Material Subsidiary or all or any substantial part of their respective property; or (iii) a petition is presented to a court having jurisdiction in the premises by any person requesting the liquidation, dissolution or winding-up of the Company or such Material Subsidiary; and, in the case of each of clauses (i) through (iii) above, such application, appointment or petition is not revoked, discharged or dismissed or the related proceedings not stayed, as the case may be, within 60 days; or

(j)            there occurs, in relation to the Company or any Material Subsidiary which is not a U.S. corporation, in any courts having jurisdiction in the premises of any country or territory in which it carries on business or to the jurisdiction of whose courts it or a substantial portion of its property is subject any event or proceeding which corresponds in that country or territory with any of those mentioned in sub-clauses (f) to (i) inclusive (subject to the same exceptions provided in said sub-clauses and the passage of analogous time periods); or

(k)           there is a Default in the performance or breach of any of the provisions of Article Eight or Section 1015.

Section 502.           Acceleration of Maturity; Rescission.

(a)           If an Event of Default (other than an Event of Default specified in Section 501(f) through 501(j)) occurs and is continuing, the Trustee or the Holders of at least 25% of the principal amount of the Senior Notes then Outstanding by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare all unpaid principal of, and premium, if any, and accrued Interest on, all the Senior Notes to be due and payable immediately, and upon any such declaration such principal, premium and accrued Interest shall become immediately due and payable.  Thereupon the Trustee may, at its discretion, proceed to protect and enforce the rights of Holders of the Senior Notes by appropriate judicial proceeding.

(b)           If an Event of Default specified in any of Sections 501(f) through 501(j) occurs and is continuing, the amounts described in clause (a) above shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

(c)           After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, by written notice to the Company and the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes may annul a declaration of acceleration of the Senior Notes, provided, in each case, that (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue Interest on all Senior Notes, (iii) the principal of and premium, if any, on the Senior Notes, which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue Interest at the rate borne by the Senior Notes; and (b) all Events of Default, other than the non-payment of principal of the Senior Notes which have become due solely by the declaration of acceleration, have been cured or waived.

Section 503.           Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if

(a)           Default is made in the payment of any Interest on any Senior Note when such Interest becomes due and payable, and such Default continues for a period of 30 days, or

(b)           Default is made in the payment of the principal of, or premium, if any, on any Senior Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Senior Notes, the whole amount then due and payable on such Senior Notes for principal, premium, if any, and Interest, with interest upon the overdue principal, premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of Interest, at the rate borne by the Senior Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Senior Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Senior Notes, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights.

Section 504.           Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Senior Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)           to file and prove a claim for the whole amount of principal, premium, if any, and Interest owing and unpaid in respect of the Senior Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)           to collect and receive any moneys, securities or other property payable or deliverable upon the exchange of the Senior Notes in connection with any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

Nothing herein contained shall be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any proposal, plan of reorganization, arrangement, adjustment or composition or other similar arrangement affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 505.           Trustee May Enforce Claims Without Possession of Senior Notes.

All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

Section 506.           Application of Money Collected.

Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or closing Interest, upon presentation of the Senior Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 606;

SECOND:  To the payment of the amounts then due and unpaid upon the Senior Notes for principal, premium, if any, and Interest in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Notes for principal, premium, if any, and Interest; and

THIRD:  The balance, if any, to the Company.

Section 507.           Limitation on Suits.

No Holder of Senior Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or such Senior Notes, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)           such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)           a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder shall have been made by not less than 25% in principal amount of the Senior Notes then Outstanding;

(c)           such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)           no direction inconsistent with such written request has been given to the Trustee during such 60–day period by the Holders of a majority in principal amount of the Outstanding Senior Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 508.           Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Senior Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and (subject to Section 307) Interest on, such Senior Note on the respective due dates expressed in such Senior Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 509.           Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.           Rights and Remedies Cumulative.

Except as provided in Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 511.           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Senior Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.           Control by Holders.

The Holders of a majority in principal amount of the Senior Notes then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that

(a)           such direction shall not be in conflict with any rule of law or with this Indenture or expose the Trustee to personal liability, and

(b)           subject to the provisions of Trust Indenture Act Section 315, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 513.           Waiver of Past Defaults.

The Holders of not less than a majority in principal amount of the Senior Notes then Outstanding may, on behalf of all Holders of Senior Notes, waive any past Default or Event of Default hereunder and its consequences, except a Default or Event of Default

(a)           in the payment of the principal of, or premium, if any, or interest on, any Senior Note, or

(b)           in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Senior Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 514.           Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Senior Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder for the enforcement of the payment of the principal of, or premium, if any, or interest on, any Senior Note on or after the respective Stated Maturities expressed in such Senior Note (or, in the case of redemption, on or after the Redemption Date), or to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Senior Notes.

Section 515.           Waiver of Stay, Extension or Usury Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE SIX

THE TRUSTEE

Section 601.           Notice of Defaults.

Within 90 days after the occurrence of any Default that is known to the Trustee, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Senior Note Register, notice of such Default, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, or premium, if any, or Interest on, any Senior Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that, in the case of any Default or breach of the character specified in Section 501(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

Section 602.           Certain Rights of Trustee.

Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

(a)           the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate;

(d)           the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)            the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(i)            the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within the rights or powers conferred upon it by this Indenture;

(j)            The Trustee shall not be deemed to have notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Senior Notes and this Indenture;

(k)           the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder; and

(l)            the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 603.           Not Responsible for Recitals or Issuance of Senior Notes.

The recitals contained herein and in the Senior Notes, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Notes.  The Trustee shall not be accountable for the use or application by the Company of the proceeds from the issuance of the Senior Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Senior Notes and perform its obligations hereunder and that, if and when the Company seeks to qualify this Indenture under the Trust Indenture Act, the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company will be true and accurate, subject to the qualifications set forth therein.

Section 604.           May Hold Senior Notes.

The Trustee and any Paying Agent, Senior Note Registrar or other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Senior Notes and, subject to Trust Indenture Act Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Senior Note Registrar or such other agent.

Section 605.           Money Held in Trust.

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

Section 606.           Compensation and Reimbursement.

The Company agrees:

(a)           to pay to the Trustee from time to time such compensation as shall be agreed between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c)           to indemnify each of the Trustee and any predecessor for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by any Holder or the Company or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Senior Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of Holders of particular Senior Notes.

If the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in Sections 501(f) through (j), the expenses and compensation for such services are intended to constitute expenses of administration under the Federal Bankruptcy Code or any similar federal, state or foreign law for the relief of debtors.

The provisions of this Section shall survive the termination of this Indenture.

Section 607.           Conflicting Interests.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 608.           Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under Trust Indenture Act Section 310(a)(1) and which shall have a combined capital and surplus of at least $50,000,000 and have its Corporate Trust Office located in The City of New York (or if its Corporate Trust Office shall not be located in The City of New York, which shall maintain an office in The City of New York where the Senior Notes may be presented or surrendered and notices and demands hereunder may be made or served) to the extent there is such an institution eligible and willing to serve.  If such corporation publishes reports of condition at least annually pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 609.           Resignation and Removal; Appointment of Successor.

(a)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 610.

(b)           The Trustee may, at any time, resign as Trustee by giving written notice to the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)           The Trustee may, at any time, be removed as Trustee by an Act of the Holders of a majority in principal amount of the Outstanding Senior Notes delivered to the Trustee and the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee.

(d)           If at any time:

(1)           the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, or

(2)           the Trustee shall cease to be eligible under Section 608 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, or

(3)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, the Holder of any Senior Note who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Senior Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 610, become the successor Trustee and supersede the successor Trustee  appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders of the Senior Notes and so accepted appointment, the Holder of any Senior Note who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Holders of Senior Notes as their names and addresses appear in the Senior Note Register.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

Section 610.           Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided, however, that the retiring Trustee shall continue to be entitled to the benefit of Section 606(c).  On request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all such rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 611.           Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Senior Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Senior Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Senior Notes.

Section 612.           Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Senior Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY
TRUSTEE AND COMPANY

Section 701.           Disclosure of Names and Addresses of Holders.

Every Holder of Senior Notes, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

Section 702.           Reports by Trustee.

(a)           Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Senior Notes, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Senior Note Register, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15 if required by Trust Indenture Act Section 313(a).

(b)           A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Senior Notes are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when the Senior Notes are listed on any stock exchange and of any delisting thereof.

Section 703.           Reports by Company.

The Company shall:

(a)           file with the Trustee, within 15 days after the Company files the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 1019(c) of this Indenture;

(b)           file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(c)           transmit by mail to all Holders, as their names and addresses appear in the Senior Note Register, (i) within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission and (ii) within 30 days after the mailing thereof to shareholders of the Company, all reports and other documents sent by the Company to its shareholders.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

ARTICLE EIGHT

CONSOLIDATION, MERGER,
CONVEYANCE, TRANSFER OR LEASE

Section 801.           Company May Consolidate, Etc., Only on Certain Terms.

The Company shall not amalgamate or consolidate with, or merge with or into, any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets substantially as an entirety to any Person or group of affiliated Persons unless at the time and after giving effect thereto:

(i)            either (a) the Company shall be the continuing company or corporation or (b) the Person (if other than the Company) formed by such amalgamation, consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or disposition shall have been made (the “Surviving Entity”), is a company or corporation duly organized and validly existing under the laws of the Islands of Bermuda, the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Senior Notes and this Indenture, and this Indenture shall remain in full force and effect;

(ii)           immediately prior to such transaction, and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

(iii)          except as provided for in Section 1021, the Consolidated Net Worth of the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture), on a pro forma basis after giving effect to such transaction, is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

(iv)          except as provided for in Section 1021, immediately after giving effect to such transaction on a pro forma basis, the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 1007 (excluding Permitted Indebtedness);

(v)           the Surviving Entity formed by such amalgamation, consolidation, merger, conveyance, transfer or lease (if such person is organized and validly existing under the laws of a jurisdiction other than the United States, any State thereof, or the District of Columbia) agrees to indemnify the Holder of each Senior Note against (a) any tax, assessment or governmental charge imposed on any such Holder or required to be withheld or deducted from any payment to such Holder as a consequence of such amalgamation, consolidation, merger, conveyance, transfer or lease and (b) any costs or expenses of the act of such amalgamation, consolidation, merger, conveyance, transfer or lease; and

(vi)          the Company has delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if one is required by this Section 801, comply with this Section 801 and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 802.           Successor Substituted.

Upon any amalgamation or consolidation or merger or any sale, assignment, transfer, lease or conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 801, the successor Person formed by such amalgamation or consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 901.           Supplemental Indentures Without Consent of Holders.

Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto in form satisfactory to the Trustee, for any of the following purposes:

(a)           to evidence the succession in accordance with Section 801 of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Senior Notes;

(b)           to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein or in the Senior Notes conferred upon the Company;

(c)           to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

(d)           to secure the Senior Notes;

(e)           to make any other change that does not adversely affect the rights of any Holder;

(f)            to comply with the requirements of the Commission under the Trust Indenture Act; or

(g)           to evidence the appointment of a successor Trustee upon the resignation or removal of the Trustee as Trustee, as provided in Section 609 of the Indenture.

Section 902.           Supplemental Indentures With Consent of Holders.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Senior Notes, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or waiving or modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture, amendment or waiver shall, without the consent of the Holder of each Outstanding Senior Note affected thereby:

(a)           change the Stated Maturity of the principal of, or any installment of Interest on, any Senior Note or reduce the principal amount thereof or reduce the rate of interest or any premium payable upon the redemption thereof, or reduce any Additional Amounts payable, if any, or change the coin or currency in which the principal of any Senior Note or any premium or the Interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or modify the obligation of the Company to purchase Senior Notes upon a Change of Control; or

(b)           reduce the percentage in principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture; or

(c)           modify any of the provisions of this Section or Section 513 or Section 1020, except to increase the percentage or principal amount of Outstanding Senior Notes the consent of whose Holders is required for the actions described in such sections, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Senior Note affected thereby.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.           Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 602 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 904.           Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.           Conformity with Trust Indenture Act.

Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act, as then in effect.

Section 906.           Reference in Senior Notes to Supplemental Indentures.

Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter  provided for in such supplemental indenture.  If the Company shall so determine, new Senior Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Senior Notes.

ARTICLE TEN

COVENANTS

Section 1001.         Payment of Principal, Premium, Interest and Additional Amounts.

(a)           The Company will duly and punctually pay the principal of, and premium, if any, and Interest on, the Senior Notes in accordance with the terms of the Senior Notes and this Indenture.

(b)           The Company hereby further agrees, subject to the limitations and exceptions set forth below, that if any deduction or withholding for any present or future taxes, assessments or other governmental charges of the jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the Company is incorporated or resident for tax purposes shall at any time be required by such jurisdiction (or any such political subdivision or taxing authority) in respect of any amounts to be paid by the Company under the Senior Notes, then the Company will pay to the Holder of a Senior Note as supplemental interest such additional amounts (“Additional Amounts”) as may be necessary in order that the net amounts paid to the Holder of such Senior Note who, with respect to any such tax, assessment or other governmental charge, is not resident in such jurisdiction, after such deduction or withholding, shall be not less than the amounts specified in such Senior Note to which such Holder is entitled; provided, however, that the Company shall not be required to make any payment of Additional Amounts (i) for or on account of any such tax, assessment or governmental charge imposed by the jurisdiction in which the Company is incorporated or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) or (ii) for or on account of:

(A)          any tax, assessment or other governmental charge which would not have been imposed but for (x) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the taxing jurisdiction or any political subdivision or territory or possession thereof or area subject to its jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (y) the presentation of a Senior Note (where presentation is required) for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(B)           any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(C)           any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments of (or in respect of) principal of, or premium, if any, or interest on, the Senior Notes;

(D)          any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure to comply by the Holder or the beneficial owner of a Senior Note with a request of the Company addressed to the Holder (x) to provide information, documents and other evidence concerning the nationality, residence or identity of the Holder or such beneficial owner or (y) to make and deliver any declaration or other similar claim (other than a claim for refund of a tax, assessment or other governmental charge withheld by the Company) or satisfy any information or reporting requirement, which, in the case of (x) or (y), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

(E)           any combination of items (A), (B), (C) and (D);

nor shall Additional Amounts be paid with respect to any payment of the principal of, or any premium or interest on, any Senior Note to any Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the jurisdictions in which the Company is incorporated or resident for tax purposes (or any political subdivision or taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had it been the Holder of the Senior Note.

Whenever in this Indenture (including, without limitation, the form of Senior Note set forth in Exhibit A attached hereto) there is mentioned, in any context, the payment of the principal of, or any premium or Interest on, or in respect of, any Senior Note or the net proceeds received on the sale or exchange of any Senior Note, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

At least ten days prior to the first Interest Payment Date, and at least ten days prior to each date of payment of principal and any premium or Interest, if there has been any change with respect to the matters set forth in the below-mentioned Officers’ Certificate, the Company will furnish the Trustee and the Company’s principal Paying Agent or Paying Agents, if other than the Trustee, with an Officers’ Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of and any premium or Interest on the Senior Notes shall be made to Holders of Senior Notes without withholding for or on account of any tax, assessment or other governmental charge described in the Senior Notes.  If any such withholding shall be required, then such Officers’ Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Senior Notes and the Company will pay to the Trustee or such Paying Agent or Paying Agents the Additional Amounts required by this Section.  The Company covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by any of them in reliance on any Officers’ Certificate furnished pursuant to this Section.

Section 1002.         Maintenance of Office or Agency.

The Company will maintain, in The City of New York, an office or agency where Senior Notes may be presented or surrendered for payment, where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served.  If the Corporate Trust Office is located in the City of New York, then it shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Senior Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

Section 1003.         Money for Senior Note Payments to Be Held in Trust; Designation of Paying Agent.

If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, or premium, if any, or Interest on, any of the Senior Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or Interest so becoming due until such sums shall be paid to such

Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents for the Senior Notes, it will, on or before each due date of the principal of, or premium, if any, or Interest on, any Senior Notes, deposit with a Paying Agent a sum in same day funds (or New York Clearing House funds if such deposit is made prior to the date on which such deposit is required to be made) sufficient to pay the principal, premium, if any, or Interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or Interest and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(a)           hold all sums held by it for the payment of the principal of, or premium, if any, or Interest on, Senior Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustee notice of any Default by the Company (or any other obligor upon the Senior Notes) in the making of any payment of principal, premium, if any, or Interest; and

(c)           at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or premium, if any, or Interest on, any Senior Note and remaining unclaimed for two years after such principal, premium, if any, or Interest has become due and payable shall be paid to the Company on Company Request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

The Company hereby initially designates the Trustee to act as Paying Agent hereunder.

Section 1004.         Corporate Existence.

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and that of each Subsidiary of the Company and the corporate rights (charter and statutory), corporate licenses and corporate franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such existence (except of the Company), right, license or franchise if the Board of Directors of the Company, or of the Subsidiary concerned, shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 1005.         Payment of Taxes and Other Claims.

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Company or any of its Subsidiaries and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves are being maintained in accordance with GAAP consistently applied.

Section 1006.         Maintenance of Properties.

The Company shall cause all properties owned by, or leased to, it or any Subsidiary of the Company and necessary in the conduct of its business or the business of such Subsidiary to be maintained and kept in normal condition, repair and working order, ordinary wear and tear excepted; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary of the Company from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or the board of directors of the Subsidiary concerned, or of any officer of the Company or such Subsidiary having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company and if such discontinuance or disposal is not adverse in any material respect to the Holders of the Senior Notes.

The Company shall provide or cause to be provided, for itself and any Subsidiaries of the Company, insurance (including appropriate self–insurance) against loss or damage of the kinds customarily insured against by corporations similarly situated and owning like properties in the same general areas in which the Company or such Subsidiaries operate.

Section 1007.         Limitation on Indebtedness.

Except as provided for in Section 1021, the Company will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness (excluding Permitted Indebtedness) unless, at the time of such Incurrence and after giving effect thereto on a pro forma basis, SCL’s Cash Flow Coverage Ratio for the Reference Period would have equaled or exceeded 1.75 to 1.0.

Section 1008.         Limitation on Restricted Payments.

(a)           Except as provided for in Section 1021, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly,

(i)            declare or pay any dividend on, or make any distribution to holders of, any shares of its or such Subsidiary’s Capital Stock (other than dividends or distributions payable in shares of its or such Subsidiary’s Capital Stock or in options, warrants or other rights to purchase such Capital Stock, but excluding dividends or distributions payable in Redeemable Capital Stock or in options, warrants or other rights to purchase Redeemable Capital Stock),

(ii)           purchase, redeem or acquire or retire for value, any Capital Stock of the Company or any Subsidiary or any options, warrants or other rights to acquire such Capital Stock (except pursuant to mandatory sinking fund requirements or at the Stated Maturity thereof, which payments may be made at any time during the year prior to the required sinking fund payment date or Stated Maturity),

(iii)          make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of the Company that is subordinated in right of payment to the Senior Notes (except pursuant to mandatory sinking fund requirements or at the Stated Maturity thereof, which payments may be made at any time during the year prior to the required sinking fund payment date or Stated Maturity), or

(iv)          make any Investment (other than any Permitted Investment) in any Person other than a Subsidiary and other than a Person which becomes a Subsidiary as a result of such Investment

(such payments or other actions described in the foregoing clauses (i) through (iv) are collectively referred to as “Restricted Payments”), unless at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be as determined by the Board of Directors, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing or shall occur as a result of such Restricted Payment, (2) the Company could Incur at least $1.00 of additional Indebtedness under Section 1007 (excluding Permitted Indebtedness) and (3) the aggregate amount of all Restricted Payments declared or made after July 1, 1996 (the date of the indenture providing for the 10-1/2% Senior Notes) shall not exceed the sum of:

(A)          50% of the aggregate cumulative Consolidated Net Income Available for Restricted Payments accrued on a cumulative basis during the period (taken as one accounting period) beginning on April 1, 1993 and ending on the last day of the Company’s last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate cumulative Consolidated Net Income Available for Restricted Payments shall be a loss, minus 100% of such loss), plus

(B)           the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors), received after February 1, 1998 (the date of the indenture providing for the 7-7/8% Senior Notes) by the Company from the issuance or sale (other than to any of its Subsidiaries) of shares of Capital Stock of the Company (other than Redeemable Capital Stock) or warrants, options or rights to purchase such shares of Capital Stock of the Company (other than Redeemable Capital Stock), plus

(C)           the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors), received after February 1, 1998 by the Company (other than from any of its Subsidiaries) upon the exercise of options, warrants or rights to purchase shares of Capital Stock of the Company (other than Redeemable Capital Stock), plus

(D)          the aggregate net proceeds, including the Fair Market Value of property other than cash (as determined by the Board of Directors), received after February 1, 1998 by the Company from the issue or sale of debt securities or Redeemable Capital Stock that, in either case, have been converted into or exchanged for Capital Stock of the Company (other than Redeemable Capital Stock), plus the aggregate cash received by the Company at the time of such conversion or exchange, plus

(E)           an amount equal to the net reduction after February 1, 1998 in Investments in any third Person not a Subsidiary of the Company resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Subsidiary from any such third Person, but only to the extent such payments (i) were not otherwise included in the Consolidated Net Income of SCL, (ii) were not deducted from the Investment of the Company in any third Person not a Subsidiary pursuant to clause (iv) of the definition of Permitted Investments and (iii) do not exceed in the case of any such third Person the amount of Investments previously made by the Company or any Subsidiary in such third Person, plus

(F)           $15,000,000.

(b)           The foregoing clause (a) will not be violated by reason of and will not take into account:

(i)            the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the foregoing provision (in which event such dividend shall be deemed to have been paid on such date of declaration thereof for purposes of the foregoing provision),

(ii)           a Restricted Payment by a Subsidiary to the Company or to another Subsidiary of the Company or by the Company to a Subsidiary of the Company, provided that any Restricted Payment by a Subsidiary of the Company relating to Capital Stock held by the Company or a Subsidiary of the Company shall also be permitted to be made to Persons other than the Company or a Subsidiary of the Company so long as such Restricted Payment is made to the Company or such Subsidiary of the Company and such other Person pro rata based on the ownership interests in such Capital Stock of the Company or such Subsidiary, on the one hand, and such other Person, on the other hand,

(iii)          the issuance of Capital Stock (other than Redeemable Capital Stock) upon the exercise by employees of options issued pursuant to employee benefit plans, or

(iv)          so long as no Default or Event of Default is in existence,

(A)          the acquisition or retirement for value of any shares of Capital Stock or Subordinated Indebtedness prior to a Stated Maturity of such Indebtedness by exchange for, or upon conversion of, or out of the proceeds of the substantially concurrent sale for cash (other than to a Subsidiary) of, other shares of Capital Stock (other than Redeemable Capital Stock) of the Company or Indebtedness of the type, and satisfying the requirements, described in clause (ix) of the definition of Permitted Indebtedness (except that any Indebtedness of the Company issued in exchange for the Series A Debentures or the Series B Debentures shall only be required to satisfy the requirements that (xx) immediately after giving effect to such exchange, no Default or Event of Default shall have occurred and be continuing, and (yy) the Average Life to Stated Maturity and Stated Maturity of such Indebtedness must exceed the Average Life to Stated Maturity and Stated Maturity of the Senior Notes, respectively),

(B)           the payment of a dividend on Preferred Shares (including Redeemable Capital Stock) outstanding on the date of this Indenture and Preferred Shares issued to refinance such Preferred Shares as permitted by preceding clause (A) at rates not in excess of those set forth in the terms of such Preferred Shares on the date hereof, and

(C)           the payment of dividends on Redeemable Capital Stock issued after the date of this Indenture.

Notwithstanding anything to the contrary herein, the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company from the issuance or sale of shares of Capital Stock (other than Redeemable Capital Stock) of the Company pursuant to clauses (iii) and (iv)(A) above shall not be counted for purposes of increasing the available amount of Restricted Payments pursuant to clause (a)(3)(B) above.

Section 1009.         Restrictions on Liens.

The Company will not, and will not permit any of its Subsidiaries, directly or indirectly, to create, Incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any property or assets of the Company or its Subsidiaries, or on any shares of Capital Stock of any Subsidiary, or any income or profits thereon or proceeds thereof, without in any such case effectively providing that the Senior Notes are secured equally and ratably with (or prior to) the obligations secured by such Lien.

Section 1010.         Limitation on Sale and Leaseback Transactions.

After the date of this Indenture, the Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction, unless (a) at the time of such transaction, the Company or such Subsidiary would be permitted to Incur Indebtedness secured by a Lien on the property or asset to be leased under clause (i) of the definition of “Permitted Liens” in an amount at least equal to the Attributable Debt with respect to the Sale and Leaseback Transaction without equally and ratably securing the Senior Notes, or (b) such Sale and Leaseback Transaction is between the Company and a Subsidiary or between Subsidiaries, or (c) such Sale and Leaseback Transaction is for a term, including renewal rights, of not more than three years or (d) within 180 days of the effective date of the Sale and Leaseback Transaction, the Company or such Subsidiary commits to apply an amount not less than the greater of (i) the net proceeds of the sale of the property or asset leased pursuant to such arrangement or (ii) the Fair Market Value (as determined by the Board of Directors or the board of directors of such Subsidiary) of such property or asset to retire the Senior Notes or any other Senior Indebtedness of the Company or any Subsidiary with a maturity of greater than one year from the date of determination or to purchase other property having a fair market value (as determined by the Board of Directors or the board of directors of such Subsidiary) at least equal to the Fair Market Value of the property or asset leased in such Sale and Leaseback Transaction (and in fact applies such amount within 360 days of the effective date of the Sale and Leaseback Transaction).

Section 1011.         Transactions with Affiliates.

Except as provided for in Section 1021, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services, the entering into of any contract, agreement or understanding, any Investment, or the payment of any compensation) with any Affiliate of the Company (other than a Subsidiary thereof) unless (i) such transaction or series of transactions is or are on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than could have been obtained at the time of such transaction or transactions in a comparable transaction in arm’s-length dealings with an unaffiliated third party and (ii) with respect to any transaction or series of transactions involving aggregate payments in excess of $15,000,000, the Company delivers an Officers’ Certificate to the Trustee certifying that such transaction or series of transactions complies with clause (i) above and that such transaction or series of transactions has received the approval of a majority of the disinterested directors of the Board of Directors and for which the Company or such Subsidiary delivers to the Trustee a written opinion of a recognized independent financial advisor, auditing or appraisal firm stating that the transaction is fair to the Company or such Subsidiary from a financial point of view or in the case of the sale by the Company or a Subsidiary of an asset, that the consideration received for such asset equals or exceeds the appraised value of such asset, or in the case of a purchase by the Company or a Subsidiary of an asset, that the consideration paid for such asset equals or does not exceed the appraised value of such asset, provided that the foregoing restriction shall not apply to transactions pursuant to agreements, in place and as in place as of the date hereof, disclosed or described in the Prospectus or in the Company’s Annual Report on Form 10–K to the Commission for the year ended December 31, 2002 and any extensions of such agreements and any replacements of such agreements, provided such replacements have substantially similar terms to the agreements being replaced.

Section 1012.         Limitation on Subsidiary Indebtedness.

Except as provided for in Section 1021, the Company will not permit any of its Subsidiaries to Incur any Indebtedness (other than Indebtedness (x) which would be permitted to be secured by a Lien under the terms of Section 1009 and (y) otherwise in an amount not in excess of $50,000,000 outstanding at any time), provided that this Section 1012 shall not restrict any Subsidiary from Incurring Indebtedness to and held by the Company or a wholly owned Subsidiary of the Company.

Section 1013.         Restriction on Preferred Shares of Subsidiaries.

Except as provided for in Section 1021, the Company will not permit any of its Subsidiaries to issue any Preferred Shares (other than Redeemable Capital Stock, to the extent such Redeemable Capital Stock is otherwise permitted to be issued in accordance with the terms of this Indenture) or warrants, options or other rights to purchase or otherwise acquire any Preferred Shares of such Subsidiary (other than Redeemable Capital Stock, to the extent such Redeemable Capital Stock is otherwise permitted to be issued in accordance with the terms of this Indenture) or permit any Person to own or hold an interest in any Preferred Shares of such Subsidiary (other than Redeemable Capital Stock, to the extent such Redeemable Capital Stock is otherwise permitted to be issued in accordance with the terms of this Indenture), provided, however, that this Section 1013 shall not restrict any Subsidiary from issuing Preferred Shares to and held by the Company or a wholly owned Subsidiary of the Company.

Section 1014.         Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

The Company will not, and will not permit any Material Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Material Subsidiary to (a) pay dividends or make any other distribution on its Capital Stock, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary or (d) transfer any of its property or assets to the Company or any Subsidiary, except (i) any encumbrance or restriction with respect to a Subsidiary that is not a Subsidiary of the Company on the date hereof, in existence at the time such Person becomes a Subsidiary of the Company or created on the date it becomes a Subsidiary so long as such encumbrance or restriction was not created in contemplation of such Person becoming a Subsidiary; (ii) any encumbrance or restriction with respect to a Subsidiary that had no assets immediately prior to the time the encumbrance or restriction was created and which encumbrance or restriction was created in connection with such Subsidiary’s acquisition of assets and the financing thereof; (iii) any encumbrance or restriction arising under or by reason of applicable law; (iv) any restriction on the ability of a Subsidiary to transfer an asset or property to the extent such restriction arises pursuant to a security interest or mortgage entered into in connection with the financing of the acquisition of such asset or property; and (v) any encumbrance or restriction pursuant to any agreement that creates a Permitted Lien or extends, refinances, renews or replaces any agreement containing any of the restrictions described in the foregoing clauses (i), (ii) and (iv), provided that the terms and conditions of any such restrictions are not materially less favorable to the Holders of the Senior Notes than those under or pursuant to the agreement extended, refinanced, renewed or replaced.  The Incurrence of Indebtedness shall not be considered the creation, existence or effectiveness of a consensual encumbrance or restriction merely because the obligation to repay such Indebtedness may limit such Subsidiary’s cash flow available to make any of the payments described in clauses (a) through (d) above.

Section 1015.         Purchase of Senior Notes upon Change of Control.

(a)           If there shall have occurred a Change of Control, the Senior Notes shall be purchased by the Company, at the option of the Holder thereof, in whole or in part in integral multiples of $1,000, on a Business Day that is not earlier than 45 days nor later than 60 days from the date the Change of Control Notice referred to below is given to Holders of the Senior Notes or such later date as may be necessary for the Company to comply with requirements under the Exchange Act (such date, or such later date, being the “Change of Control Purchase Date”), at a purchase price in cash (the “Change of Control Purchase Price”) in an amount equal to 101% of the principal amount of such Senior Notes plus accrued and unpaid Interest (including any Defaulted Interest), if any, to the Change of Control Purchase Date, subject to satisfaction by or on behalf of the Holder of the Senior Notes of the requirements set forth in Section 1015(c).

(b)           Within 30 days after the occurrence of a Change of Control, the Company shall give written notice of such Change of Control (a “Change of Control Notice”) to the Trustee, and the Trustee shall promptly upon its receipt of such notice give a copy of such notice to Holders of the Senior Notes in the manner specified in Section 107.  The Trustee shall be under no obligation to ascertain the occurrence of a Change of Control or to give notice with respect thereto other than as provided above upon receipt of a Change of Control Notice from the Company.  The Change of Control Notice shall include a form of Change of Control Purchase Notice to be completed by the Holder of the Senior Notes and shall state:

(i)            the events causing the Change of Control and the date such Change of Control is deemed to have occurred for purposes of this Section 1015;

(ii)           the date by which a Holder of the Senior Notes must give a Change of Control Purchase Notice;

(iii)          the Change of Control Purchase Price;

(iv)          the Change of Control Purchase Date;

(v)           that any Senior Note not purchased will continue to accrue interest;

(vi)          that the Company will pay the Change of Control Purchase Price, promptly following the Change of Control Purchase Date, for any Senior Notes that have been properly tendered and not withdrawn; and

(vii)         the procedures a Holder of the Senior Notes must follow to exercise rights under this Section 1015 and a brief description of those rights and the limitations on such rights set forth in this Section 1015.

(c)           A Holder of the Senior Notes may exercise its rights specified in Section 1015(a) upon (i) delivery to any Paying Agent of a written notice (a “Change of Control Purchase Notice”) at any time prior to the close of business on the Change of Control Purchase Date, stating (A) the certificate number of the Senior Note that the Holder of the Senior Notes will deliver to be purchased and (B) the portion of the principal amount of the Senior Note that the Holder of the Senior Notes will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof and (ii) delivery of such Senior Note to such Paying Agent at the office specified for such purpose in the Change of Control Notice prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements), such delivery being a condition to receipt by the Holder of the Senior Notes of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid only if the Senior Note so delivered to such office shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.  A Change of Control Purchase Notice may be withdrawn by delivering to the Paying Agent, not later than the close of business on the third Business Day immediately preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Senior Notes, the principal amount of Senior Notes covered by the Change of Control Purchase Notice, and a statement that such Holder of the Senior Notes is withdrawing his election to have such Senior Notes purchased.  If a Holder of the Senior Notes has elected to deliver to the Company for purchase a portion of a Senior Note and not timely withdrawn such election, and if the principal amount of such portion is $1,000 or an integral multiple of $1,000, the Company shall purchase such portion from the Holder thereof pursuant to this Section 1015.  Provisions of this Indenture that apply to the purchase of all of a Senior Note also apply to the purchase of a portion of such Senior Note.  Each Paying Agent shall promptly notify the Company of the receipt by the former of any and all Change of Control Purchase Notices.

(d)           Upon receipt by any Paying Agent of a Change of Control Purchase Notice which is not timely withdrawn, the Holder of the Senior Note in respect of which such Change of Control Purchase Notice was given shall thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Senior Note.  Such Change of Control Purchase Price shall be paid to such Holder promptly following the later of the Business Day following the Change of Control Purchase Date (provided the conditions in Section 1015(c) have been satisfied) and the time of delivery of such Senior Note to the relevant Paying Agent at the office of such Paying Agent by the Holder thereof in the manner required by Section 1015(c).

(e)           On or prior to the Change of Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the Change of Control Purchase Date) sufficient to pay the Change of Control Purchase Price of all the Senior Notes or portions thereof which are to be purchased on that date.

(f)            Upon surrender of any such Senior Note for purchase in accordance with the foregoing provisions, such Senior Note shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of Interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Senior Notes, or one or more Predecessor Senior Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 307.  If any Senior Note tendered for purchase shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Senior Note.

(g)           Any Senior Note that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall  execute and the Trustee shall authenticate and deliver to the Holder of such Senior Note, without service charge, one or more new Senior Notes of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Senior Note so surrendered that is not purchased.

Section 1016.         Disposition of Proceeds of Asset Sales.

Except as provided for in Section 1021,

(a)           the Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless

(i)            the Company or such Subsidiary, as the case may be, receives consideration (including by way of the purchaser assuming Indebtedness of the Company or any of its Subsidiaries) at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of,

(ii)           if the Fair Market Value of such Asset Sale exceeds $25,000,000, at least 75% of such consideration consists of cash (including cash to be received after the date of such sale pursuant to a lease not giving rise to a Capital Lease Obligation), Cash Equivalents or the assumption of Indebtedness of the Company or any of its Subsidiaries by the purchaser, provided that, in the event of a sale by the Company or any of its Subsidiaries of a hotel, the Fair Market Value of which exceeds $25,000,000, at least 75% of such consideration consists of (A) cash (including cash to be received after the date of such sale pursuant to a lease not giving rise to a Capital Lease Obligation), (B) Cash Equivalents, (C) the assumption of Indebtedness of the Company or any of its Subsidiaries by the purchaser or (D) Indebtedness of the purchaser or any Subsidiary of the purchaser secured by a perfected first mortgage on the hotel being sold, and

(iii)          no Default or Event of Default exists or would exist after giving effect to such Asset Sale.

(b)           To the extent that the Net Cash Proceeds from any Asset Sale are not applied to permanently repay Senior Indebtedness (including the Senior Notes), and permanently reduce the commitments under the instruments governing the Indebtedness so repaid, the Company or such Subsidiary, as the case may be, may commit to apply the Net Cash Proceeds from such Asset Sale, within 180 days of such Asset Sale (and in fact apply such Net Cash Proceeds within 360 days of such Asset Sale), to an Investment in properties and assets that will be used in the businesses of the Company and its Subsidiaries as permitted or engaged in on the date of this Indenture or in businesses similar or related thereto (“Replacement Assets”).  Any Net Cash Proceeds from any Asset Sale that are not applied to pay, acquire or retire Senior Indebtedness, and are either not committed to an Investment in Replacement Assets within 180 days of such Asset Sale or, if committed within such 180-day period, are not invested in Replacement Assets within such 360-day period, constitute “Excess Proceeds”, provided that, in the event that the Company is required to make and completes an Excess Proceeds Offer (as defined in Subsection 1016(c)), upon such completion, the amount of Excess Proceeds will be reset to zero and thereafter recalculated from time to time according to the provisions of this Section 1016.  The Trustee shall be under no obligation to ascertain the existence of Excess Proceeds resulting from any Asset Sale.

(c)           If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Excess Proceeds Offer totals at least $10,000,000, the Company must, not later than the fifteenth Business Day of such month, make an offer (an “Excess Proceeds Offer”) to purchase from the holders of public, unsecured Indebtedness that is not Subordinated Indebtedness (including from the Holders of the Senior Notes on a pro rata basis an aggregate principal amount of such Indebtedness equal to the Excess Proceeds on such date, at a purchase price in cash equal to 100% of the principal amount of such Indebtedness, plus accrued and unpaid interest (if any) (including Defaulted Interest) to the date of purchase (the “Excess Proceeds Payment”).  If the aggregate principal amount of such Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Indebtedness to be purchased will be selected on a pro rata basis.

At any time that the Company is required to commence an Excess Proceeds Offer, it shall mail a form of letter of transmittal and a notice to the Trustee and each Holder of Senior Notes receiving such Excess Proceeds Offer, which notice shall state:

(i)            that the Excess Proceeds Offer is being made pursuant to this Section 1016 and that all Senior Notes validly tendered will be accepted for payment on a pro rata basis together with all other public, unsecured Indebtedness which is not Subordinated Indebtedness;

(ii)           the purchase price and the date of purchase (which shall be a Business Day no earlier than 30 days nor later than 40 days from the date such notice is mailed and which shall be a date prior to the date of purchase, if any, established by the Company for the purchase of any Indebtedness subordinated to the Senior Notes pursuant to any covenant or other provision similar to this Section 1016) (the “Excess Proceeds Payment Date”);

(iii)          that any Senior Notes not tendered will continue to accrue interest;

(iv)          that, unless the Company defaults in the payment of the Excess Proceeds Payment, any Senior Notes accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest after the Excess Proceeds Payment Date;

(v)           that Holders electing to have Senior Notes purchased pursuant to the Excess Proceeds Offer will be required to surrender the evidence of such Senior Notes, together with a properly completed copy of the form of letter of transmittal enclosed therewith, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Excess Proceeds Payment Date;

(vi)          that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Excess Proceeds Payment Date, facsimile transmission or letter setting forth the name of such Holder, the type and principal amount of Senior Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Senior Notes purchased; and

(vii)         that Holders whose Senior Notes are being purchased only in part will be issued new Senior Notes, with identical terms and equal in principal amount to the unpurchased portion of the Indebtedness surrendered; provided that all Senior Notes purchased and each new evidence of Senior Notes issued shall be in an original principal amount of $1,000 or an integral multiple thereof.

On or prior to the date notice is mailed to the Trustee and each holder of Senior Notes receiving such Excess Proceeds Offer, the Company shall furnish the Trustee with an Officers’ Certificate stating the amount of the Excess Proceeds Payment.

On the Excess Proceeds Payment Date, the Company shall:

(i)            accept for payment on a pro rata basis public, unsecured Indebtedness, that is not Subordinated Indebtedness (including the Senior Notes), or portions thereof tendered pursuant to the Excess Proceeds Offer;

(ii)           deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so accepted; and

(iii)          deliver, or cause to be delivered, to the Trustee all Senior Notes or portions thereof so accepted together with an Officers’ Certificate specifying the Senior Notes or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail to the Holders of Senior Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new evidence of Senior Notes of the same tenor and equal in principal amount to any unpurchased portion of the Senior Note surrendered; provided that all Senior Notes purchased and each new evidence of Senior Notes issued shall be in an original principal amount of $1,000 or an integral multiple thereof.

The Company will publicly announce the results of the Excess Proceeds Offer as soon as practicable after the Excess Proceeds Payment Date.  For purposes of this Section 1016, the Trustee shall act as the Paying Agent.

The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Indebtedness as described in this Section 1016.

(d)           Notwithstanding anything in Section 1016(c), to the extent that the aggregate principal amount of public, unsecured Indebtedness that is not Subordinated Indebtedness (including the Senior Notes) tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds available for such Excess Proceeds Offer, the Company may use such amount for the purchase of any Subordinated Indebtedness pursuant to a covenant or other provision similar to this Section 1016 and for general corporate purposes.

Section 1017.         Conduct of Business.

The Company and its Subsidiaries will not engage in any businesses that are not the same as, or similar or related to, the businesses in which the Company and its Subsidiaries are engaged on July 1, 1996.

Section 1018.         Maintenance of Consolidated Tangible Net Worth.

Except as provided for in Section 1021, if, at any time, SCL’s Consolidated Tangible Net Worth at the end of each of any two consecutive fiscal quarters is less than the Minimum Consolidated Tangible Net Worth, then the Company shall make an offer (an “Offer”), on or prior to the 30th day following the date on which the Company files its quarterly or annual report, as the case may be, with the Commission reporting the results for the second fiscal quarter giving rise to the obligation to make the Offer (or, in the event the Company is not required to file a quarterly report with the Commission in accordance with this Indenture, on or prior to the 30th day following the date on which SCL determines the results for the second fiscal quarter giving rise to the obligation to make the Offer; but in any event not later than the 75th day following the end of the quarter in the case of the first three fiscal quarters in any fiscal year, or the 120th day following the end of the quarter in the case of the fourth quarter in any fiscal year), to purchase 10% of the aggregate principal amount of the Senior Notes originally issued (or such lesser amount as may be outstanding at the time) at a purchase price of 100% of the principal amount plus Interest accrued and unpaid to the date on which the Senior Notes are to be purchased (the “Purchase Date”); provided, however, that if the Purchase Date is an Interest Payment Date, Interest payable on such date shall be paid according to the terms and provisions of Section 307.  The Company may not credit against its obligation to purchase Senior Notes on any Purchase Date hereunder the principal amount of any Senior Notes previously acquired or redeemed by the Company.  In no event shall the failure to meet the Minimum Consolidated Tangible Net Worth requirement stated above at the end of any fiscal quarter be counted toward the making of more than one Offer hereunder.

Notice of an Offer, together with a form of letter of transmittal, shall be mailed by the Company not less than 25 days before the Purchase Date to the Trustee and to the Holders at their last registered addresses.  The Trustee shall be under no obligation to ascertain whether an Offer is required to be made under this Section 1018.  The Offer shall remain open from the time of mailing until at least until five Business Days before the Purchase Date.

The notice and form of letter of transmittal shall be accompanied by a copy of the information regarding SCL required to be contained in a quarterly report for the second fiscal quarter referred to above if such second fiscal quarter is one of the Company’s first three fiscal quarters or, if the Company is not required to file quarterly reports with the Commission in accordance with this Indenture, such other report as the Company delivers to its shareholders with respect to such second fiscal quarter or, if no such report is delivered, a copy of SCL’s quarterly financial results for such quarter.  If such second fiscal quarter is the Company’s last fiscal quarter of a fiscal year, a copy of the information required to be contained in an annual report for the fiscal year ending with such second fiscal quarter shall either accompany the notice or be delivered to Holders not less than ten days before the Purchase Date.  The notice and form of letter of transmittal shall contain all instructions and materials necessary to enable such Holders to tender Senior Notes pursuant to the Offer.  The notice together with the form of letter of transmittal, which shall govern the terms of the Offer, shall state:

(1)           the Offer is being made pursuant to this Section 1018 and that Senior Notes will be accepted for payment on a pro rata basis;

(2)           the purchase price and the Purchase Date;

(3)           that any Senior Note not tendered or accepted for payment will continue to accrue Interest;

(4)           that, unless the Company defaults in the payment of the purchase price, any Senior Note accepted for payment pursuant to the Offer shall cease to accrue Interest after the Purchase Date;

(5)           that Holders electing to have a Senior Note purchased pursuant to the Offer will be required to surrender the Senior Note, with a properly completed copy of the form of letter of transmittal, to the Paying Agent at the address specified in the notice five Business Days prior to the Purchase Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than three Business Days prior to the close of business on the Purchase Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Senior Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Senior Notes purchased; and

(7)           that Holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portions thereof tendered pursuant to the Offer, of the Senior Notes surrendered.

On the Purchase Date, the Company shall (i) accept for purchase on a pro rata basis Senior Notes or portions thereof tendered pursuant to the Offer in a principal amount not to exceed 10% of the aggregate principal amount of Senior Notes originally issued, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Senior Notes or portions thereof so accepted, and (iii) deliver to the Trustee Senior Notes so accepted together with an Officers’ Certificate (A) setting forth calculations demonstrating compliance with clauses (i) and (ii), and (B) stating the Senior Notes or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail or deliver to Holders of Senior Notes so accepted payment in an amount equal to the purchase price as specified in an Officers’ Certificate.  The Trustee shall promptly authenticate and mail or deliver to each Holder who tendered Senior Notes pursuant to the Offer a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered.  The Company will publicly announce the results of the Offer on or as soon as practicable after the Purchase Date.  For purposes of this Section 1018, the Trustee shall act as the Paying Agent.

Section 1019.         Statement as to Compliance; Notice of Default; Reporting Requirements.

(a)           The Company will deliver to the Trustee, within 120 days after the end of each fiscal year ending after the date hereof, a brief certificate of its principal executive officer, principal financial officer or principal accounting officer stating whether, to such officer’s knowledge, the Company is in compliance with all covenants and conditions to be complied with by it under this Indenture.  For purposes of this Section 1019, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

(b)           If a Default has occurred and is continuing, or if the Trustee, any Holder or the trustee for or the holder of any other Indebtedness of the Company (other than Indebtedness in the aggregate principal amount of less than $5,000,000) gives any notice or takes any other action with respect to a claimed Default, the Company shall deliver to the Trustee an Officers’ Certificate specifying such Default, notice or other action within five Business Days of the occurrence of such Default or receipt of such notice; provided, however, that in the event that the Company gives notice of such Default, notice or other action to any other person prior to the fifth Business Day after the occurrence of such Default or receipt of such notice, the Company shall deliver such Officers’ Certificate to the Trustee concurrently with the giving of such notice to such other person.

(c)           So long as the Senior Notes remain outstanding, the Company shall file with the Commission annual reports, quarterly reports and all other information, documents and other reports required to be filed with the Commission under Section 13 and 15(d) of the Exchange Act as if it were a domestic issuer, provided that if the Company does not have a class of securities registered under the Exchange Act (and only if the Company does not have a class of securities registered under the Exchange Act), the Company shall furnish to the Trustee (and, to the extent it is permitted to do so, to the Commission) on a timely basis the financial information which it would be required to file with the Commission under Section 13 of the Exchange Act if it were a domestic issuer with a class of securities registered under the Exchange Act.  The Company will furnish to the Trustee, and, to the extent required by law, provide to the Holders, within 15 days after its files them with the Commission copies and/or summaries of such reports and documents.

(d)           The Company will provide the Holders with copies of all documents which the Company, from time to time, provides to its shareholders.

Section 1020.         Waiver of Certain Covenants.

The Company may with respect to the Senior Notes omit in any particular instance to comply with any covenant or condition set forth in Sections 1007 through 1014 and Section 1017 if, before or after the time for such compliance, the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

Section 1021.         Termination of Certain Covenants.

In the event that the ratings assigned to the Senior Notes by Standard & Poor’s Credit Market Services, a division of the McGraw-Hill Companies (or successor thereto) and Moody’s Investors Service, Inc. (or successor thereto) are equal to or higher than BBB- and Baa3, or the equivalents thereof, respectively (the “Investment Grade Ratings”), and notwithstanding that the Senior Notes may later cease to have an Investment Grade Rating, the Company and its Subsidiaries will not be subject to its obligations under Sections 1007, 1008, 1011, 1012, 1013, 1016, 1018 and clauses (iii) and (iv) of Section 801, provided that no Default or Event of Default has occurred and is continuing.

ARTICLE ELEVEN

REDEMPTION OF SENIOR NOTES

Section 1101.         Right of Redemption; Optional Tax Redemption.

(a)           The Senior Notes may be redeemed at the election of the Company at any time on or after July 1, 2005 as a whole or in part, subject to the conditions and at the Redemption Prices specified in the form of Senior Note, together with accrued Interest to the Redemption Date.

(b)           The Senior Notes may be redeemed at the option of the Company in whole but not in part at any time at a redemption price equal to the principal amount thereof plus accrued Interest to the date fixed for redemption, if, as a result of any change in or amendment to the laws or any regulations or rulings promulgated thereunder of the jurisdiction (or of any political subdivision or taxing authority thereof or therein) in which the Company is incorporated or resident for tax purposes or any change in the official application or interpretation of such laws, regulations or rulings, or any change in the official application or interpretation of, or any execution of or amendment to, any treaty or treaties affecting taxation to which such jurisdiction (or such political subdivision or taxing authority) is a party (a “Change in Tax Law”), which becomes effective on or after the Issue Date, the Company is or would be required to pay Additional Amounts with respect to the Senior Notes on the next succeeding Interest Payment Date and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to the Company.

(c)           If, pursuant to Section 801 of this Indenture, a Surviving Entity has been or would be required to pay any Additional Amounts, as therein provided, as a consequence of any amalgamation, consolidation, merger, conveyance, transfer or lease and as a consequence of a Change in Tax Law occurring after the date of such amalgamation, consolidation, merger, conveyance, transfer or lease, the Senior Notes may be redeemed at the option of such Surviving Entity in whole, but not in part, at any time, at a redemption price equal to the principal amount thereof plus accrued Interest to the date fixed for redemption.  Prior to the giving of notice of redemption of such Senior Notes pursuant to this Indenture, such Surviving Entity will deliver to the Trustee an Officers’ Certificate, stating that such Person is entitled to effect such redemption and setting forth in reasonable detail a statement of circumstances showing that the conditions precedent to the right of such Person to redeem such Senior Notes pursuant to this Section have been satisfied.

Section 1102.         Applicability of Article.

Redemption of Senior Notes at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.

Section 1103.         Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Senior Notes pursuant to Section 1101 shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company, the Company shall, not less than 30 days (or, if the Trustee is to give notice at the request of the Company, 45 days) nor more than 60 days prior to the Redemption Date fixed by it (unless a shorter notice period shall be satisfactory to the Trustee) notify the Trustee of such Redemption Date, of the principal amount of Senior Notes to be redeemed and the paragraph of Section 1101 pursuant to which such Redemption is to be effected.

Section 1104.         Selection by Trustee of Senior Notes to Be Redeemed.

If less than all the Senior Notes are to be redeemed, the particular Senior Notes or portions thereof to be redeemed shall be selected not more than 60 days and not less than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Senior Notes not previously called for redemption, either pro rata, by lot or by any other method the Trustee deems fair and reasonable, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

The Trustee shall promptly notify the Company and the Senior Note Registrar in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note which has been or is to be redeemed.

Section 1105.         Notice of Redemption.

Notice of redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Senior Notes to be redeemed, at his address appearing in the Senior Note Register.

All notices of redemption shall identify the Senior Notes to be redeemed (including CUSIP or CINS numbers) and shall state:

(a)           the Redemption Date;

(b)           the Redemption Price;

(c)           if less than all Outstanding Senior Notes are to be redeemed, the identification (and, in the case of a Senior Note to be redeemed in part, the principal amount) of the particular Senior Notes to be redeemed;

(d)           that on the Redemption Date the Redemption Price will become due and payable upon each such Senior Note or portion thereof, and that Interest thereon shall cease to accrue on and after said date; and

(e)           the place or places where such Senior Notes are to be surrendered for payment of the Redemption Price.

Notice of redemption of Senior Notes to be redeemed at the election of the Company shall be given by the Company or, at its request, by the Trustee in the name and at the expense of the Company.

Section 1106.         Deposit of Redemption Price.

At or prior to 11:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds (or New York Clearing House funds if such deposit is made prior to the applicable Redemption Date) sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued Interest on, all the Senior Notes or portions thereof which are to be redeemed on that date.

Section 1107.         Senior Notes Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Senior Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Senior Notes shall cease to bear Interest.  Upon surrender of any such Senior Note for redemption in accordance with said notice, such

Senior Note shall be paid by the Company at the Redemption Price together with accrued Interest to the Redemption Date; provided, however, that installments of Interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes, or one or more Predecessor Senior Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 309.

If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof and premium, if any, thereon shall, until paid, bear interest from the Redemption Date at the rate borne by such Senior Note.

Section 1108.         Senior Notes Redeemed in Part.

Any Senior Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company, the Senior Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to, the Company, the Senior Note Registrar or the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge, a new Senior Note or Senior Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Senior Note so surrendered.

ARTICLE TWELVE

DEFEASANCE

Section 1201.         Defeasance and Discharge.

The Company may, at its option by Board Resolution, at any time, elect to be discharged from its obligations with respect to all Outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter “defeasance”).  For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by all Outstanding Senior Notes which shall thereafter be deemed to be Outstanding only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations with respect to such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:  (A) the rights of Holders of such Senior Notes to receive, solely from the trust fund described in Section 1202 and as more fully set forth in such Section, payments in respect of the principal of, and premium, if any, and Interest on, such Senior Notes when such payments are due, (B) the Company’s obligations with respect to such Senior Notes under Sections 304, 305, 307, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith and (D) this Article Twelve.

Section 1202.         Conditions to Defeasance.

The following shall be the conditions to application of Section 1201 to the Outstanding Senior Notes:

(a)           With respect to the defeasance of the Senior Notes, the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 608 who shall agree to comply with the provisions of this Article Twelve applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (A) cash in U.S. Dollars, (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. Dollars or (C) a combination thereof, in each such case in such amounts as will be sufficient, in the opinion of a United States nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of, and premium, if any, and Interest on, the Outstanding Senior Notes on the Stated Maturity of such principal or installment of principal or on the day on which such payments of premium or Interest are due and payable in accordance with the terms of this Indenture and of such Senior Notes; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Senior Notes.  For this purpose, “U.S. Government Obligations” means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

(b)           The Company shall have delivered to the Trustee an Opinion of Counsel from United States counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Senior Notes subject to defeasance will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(c)           The Company shall have delivered to the Trustee an Opinion of Counsel from Bermuda counsel to the effect that Holders of the Outstanding Senior Notes subject to defeasance will not recognize income, gain or loss for Bermuda tax purposes as a result of such defeasance, and will be subject to Bermuda taxes on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(d)           The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds established pursuant to this Article Twelve will not be subject to the effect of any applicable United States bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally (for the limited purpose of the Opinion of Counsel referred to in this paragraph, such opinion may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, are accurate as of such date, provided that such solvency letter is also addressed and delivered to the Trustee);

(e)           No Default or Event of Default with respect to the Senior Notes shall have occurred and be continuing on the date of such deposit or, insofar as Subsections 501(f) through 501(j) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(f)            Such defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound; and

(g)           The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance under Section 1201 have been complied with.

Section 1203.         Defeasance of Certain Obligations.

The Company may omit to comply with any term, provision or condition set forth in Sections 703, 801(iii), 801(iv), 1007 through 1018 and 1019(c) and clauses (c) (with respect to Sections 703, 1007 through 1018 and 1019(c)), (d), (e) and (k) (with respect to Sections 801(iii) and 801(iv)) under Section 501 shall be deemed not to be Events of Default, in each case with respect to all Outstanding Senior Notes on the date the conditions set forth below are satisfied in full (hereinafter “covenant defeasance”):

(a)           with reference to this Section 1203, the Company has irrevocably deposited or caused to be irrevocably deposited with the Trustee (or another trustee satisfying the requirements of Section 608 of this Indenture) and conveyed all right, title and interest to the Trustee for the benefit of the Holders of the Senior Notes, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust, specifically pledged to the Trustee for the benefit of the Holders of the Senior Notes as security for payment of the principal of, and premium, if any, and interest on, the Senior Notes, and dedicated solely to the benefit of the Holders of the Senior Notes in and to (A) cash in U.S. dollars, (B) U.S. Government Obligations that, through the scheduled payment of interest and principal in respect thereof in accordance with their terms, will provide, not later than one day before the due date of any payment referred to in this clause (i), cash in U.S. dollars, or (C) a combination thereof, in each such case in an amount sufficient, in the opinion of a United States nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes and other charges and assessments in respect thereof payable by the Trustee, the principal of, and premium, if any, and interest on, the Outstanding Senior Notes on the Stated Maturity of such principal or interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of such principal, premium, if any, and interest with respect to the Senior Notes;

(b)           such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound;

(c)           no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

(d)           the Company shall have delivered to the Trustee an Opinion of Counsel from United States counsel to the effect that the Holders of the Senior Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(e)           the Company shall have delivered to the Trustee an Opinion of Counsel from Bermuda counsel to the effect that Holders of the Senior Notes will not recognize income, gain or loss for Bermuda federal income tax or other tax purposes as a result of such deposit and covenant defeasance and will be subject to Bermuda federal income tax and other tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(f)            the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 91st day following the deposit, the trust funds established pursuant to this Article Twelve will not be subject to the effect of any applicable United States bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally (for the limited purpose of the Opinion of Counsel referred to in this paragraph, such opinion may contain an assumption that the conclusions contained in a customary solvency letter by a nationally recognized appraisal firm, dated as of the date of the deposit and taking into account such deposit, are accurate as of such date, provided that such solvency letter is also addressed and delivered to the Trustee); and

(g)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in each case stating that all conditions precedent to the defeasance with respect to all Outstanding Senior Notes contemplated by this Section 1203 have been complied with.

Section 1204.         Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1204, the “Trustee”) pursuant to Section 1202 or 1203 in respect of all Outstanding Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or U.S. Government Obligations deposited pursuant to Section 1202 or 1203 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of all Outstanding Senior Notes.

Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1202 or 1203 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 1202(a)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

Section 1205.         Reinstatement.

If the Trustee or Paying Agent is unable to apply any money in accordance with Section 1202 or Section 1203 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or Section 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or Section 1203, as the case may be; provided, however, that, if the Company makes any payment of principal of, or premium, if any, or interest on, any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by such Trustee or Paying Agent.

*****

This Indenture may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective common or corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

SEA CONTAINERS LTD.

By:
Name:
Title:

Attest:
Title:

THE BANK OF NEW YORK

By:
Name:
Title:

Attest:
Title:

STATE OF New York                          )
                                                                ) ss.:
COUNTY OF New York                      )

On the          day of                   , 2003, before me personally came Robert M. Riggs, to me known, who, being by me duly sworn, did depose and say that he resides at 20 Crows Nest Road, Bronxville, New York 10708; that he is a director of SEA CONTAINERS LTD., one of the corporations described in and which executed the above instrument; that he knows the common seal of such corporation; that the seal affixed to said instrument is such common seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

(NOTARIAL
SEAL)

_____________________________

STATE OF New York                          )
                                                                ) ss.:
COUNTY OF New York                      )

On the           day of                    2003, before me personally came                                    , to me known, who, being by me duly sworn, did depose and say that s/he resides at                                                 ; that s/he is                       of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that s/he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that s/he signed her/his name thereto pursuant to like authority.

(NOTARIAL
SEAL)

______________________________

EXHIBIT A

[FACE OF SENIOR NOTE]

SEA CONTAINERS LTD.

13% Senior Notes due 2006

THIS NOTE IS ISSUED IN GLOBAL FORM AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY” OR “DTC”) OR A NOMINEE OF THE DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO SEA CONTAINERS LTD. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1	CUSIP
$

SEA CONTAINERS LTD., a company limited by shares incorporated in the Islands of Bermuda under the Companies (Incorporation by Registration) Act 1970 (herein called the “Company”, which term includes any successor entity under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of                  United States Dollars on                   , 2006, at the office or agency of the Company referred to below, and to pay interest thereon commencing on                 , 2003 and semiannually thereafter, on                  and                   in each year, accruing from                 , 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 13% per annum, in United States Dollars, until the principal hereof is paid or duly provided for.  The Interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the

                 or                  (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such Interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of, and premium, if any, and Interest on, this Senior Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of Interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Senior Note Register.

The Company hereby further agrees, subject to the limitations and exceptions set forth in the Indenture, to pay Additional Amounts (as defined in the Indenture) hereon.

Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its common seal.

Dated:	SEA CONTAINERS LTD.

By:
Name:
Title:

This is one of the 13% Senior Notes due 2006 described in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Trustee

By:
Authorized Signatory

SEA CONTAINERS LTD.

13% Senior Notes due 2006

This Senior Note is one of a duly authorized issue of securities of the Company designated as its 13% Senior Notes due 2006 (herein called the “Senior Notes”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $                , which is being issued under an indenture (herein called the “Indenture”) dated as of                      , 2003, between the Company and The Bank of New York, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

The Senior Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice, in whole or in part, in amounts of $1,000 or an integral multiple of $1,000, at any time on or after                     , 2005, at the election of the Company, at a Redemption Price equal to 100% of the principal amount of the Senior Notes, together in the case of any such redemption with accrued and unpaid Interest to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates to receive Interest due on an Interest Payment Date that is on or prior to the Redemption Date), all as provided in the Indenture.

The Senior Notes are subject to redemption, in whole but not in part, at the option of the Company in the event that the Company becomes obligated to pay Additional Amounts hereon.

In the event that a Change of Control occurs, each Holder shall have the right, as provided in, and subject to the terms of, the Indenture, to require that the Company repurchase such Holder’s Senior Notes in whole or in part in integral multiples of $1,000 at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid Interest to the date of purchase.

The Indenture provides that if the Company’s Consolidated Tangible Net Worth at the end of each of any two consecutive fiscal quarters is less than the Minimum Consolidated Tangible Net Worth (as specified in the Indenture), then the Company shall make an offer to purchase 10% of the aggregate principal amount of Senior Notes originally issued at a purchase price of 100% of the principal amount plus interest accrued and unpaid to the date of such purchase, and on such other terms as provided in the Indenture.

The Senior Notes are not entitled to the benefit of any sinking fund.

In the case of any redemption of Senior Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Senior Notes, or one or more Predecessor Senior Notes, of record at the close of business on the relevant

Regular Record Date referred to on the face hereof.  Senior Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear Interest from and after the Redemption Date.

In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal of all the Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of the (a) entire indebtedness of the Company on this Senior Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Senior Note.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Senior Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all the Senior Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by or on behalf of the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note.

No reference herein to the Indenture and no provision of this Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Senior Note at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable on the Senior Note Register of the Company, upon surrender of this Senior Note for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Senior Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, but the Company may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges payable in connection with any registration of transfer or exchange.

Prior to the time of due presentment of this Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

Interest on this Senior Note shall be computed on the basis of a 360-day year of twelve 30-day months.

All terms used in this Senior Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Senior Note shall be governed by and construed in accordance with the laws of the State of New York.

Assignment Form

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

And irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*

*NOTICE:  The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii)  The New York Stock Exchange Medallion Program (MNSP); (iii)  The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Senior Note purchased by the Company pursuant to Section 1015 or Section 1016 or Section 1018, as the case may be, of the Indenture, check the box:

☐

If you want to elect to have only a part of this Senior Note purchased by the Company pursuant to Section 1015 or Section 1016 or Section 1018, as the case may be, of the Indenture, state the amount:  $____________

Date:	Your Signature:
(Sign exactly as name appears on the other side of this Senior Note)

Signature Guarantee:

*NOTICE:  The Signature must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:  (i) The Securities Transfer Agent Medallion Program (STAMP); (ii)  The New York Stock Exchange Medallion Program (MNSP); (iii)  The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.